UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Builders FirstSource, Inc.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Notice of Annual Meeting

of Stockholders and

2021 Proxy Statement

The Annual Meeting of Stockholders

of Builders FirstSource, Inc. will be held:

Tuesday, June 15, 2021 at 9:00 a.m. local time

Sheraton Dallas Hotel

400 North Olive Street

Dallas, Texas 75201

To our Fellow Stockholders,

You are cordially invited to attend the annual meeting of stockholders of Builders FirstSource, Inc., which will take place at the Sheraton Dallas Hotel, 400 North Olive Street, Dallas, Texas 75201 on Tuesday, June 15, 2021, at 9:00 a.m., local time. Details of the business to be conducted at the annual meeting are given in the Notice of Annual Meeting of Stockholders, Proxy Statement, Notice Regarding the Availability of Proxy Materials, and form of proxy.

We demonstrated resilience throughout 2020 despite the unprecedented challenges of the COVID-19 pandemic, and ultimately we emerged as a stronger company. We are proud of the way our management team and team members responded to this challenging environment to meet the evolving needs of our suppliers, customers, and communities. Our Board of Directors was also actively engaged in these endeavors, consulting frequently with executive management and providing robust oversight and guidance as we navigated these complexities, while remaining focused on delivering long-term value to our stockholders.

We also completed our transformational strategic merger with BMC Stock Holdings, Inc. (“BMC”) on January 1, 2021, which created the nation’s premier supplier of building materials and services. As a result of the merger, we welcomed five former BMC directors to our Board of Directors, including Dave Flitman, who succeeded Chad Crow as our chief executive officer on April 1, 2021. We believe that our company will benefit significantly from a combined leadership team and Board of Directors that brings together the best of both BMC and Builders FirstSource. Our mission is to be the leading supplier of building materials and services to homebuilders by promoting a people-first culture that delivers exceptional customer service and innovative solutions to help build more efficiently, thereby creating superior value for stakeholders. While meaningful work remains, we have made significant strides in laying the foundation for a successful integration as we enter the next chapter of growth.

Your vote is important to us. Even if you intend to join us in person, we encourage you to vote in advance so we will know we have a quorum of stockholders for the meeting. When you vote in advance, please indicate your intention to personally attend the annual meeting. Please see the Question and Answer section on page 3 of the Proxy Statement for instructions if you plan to personally attend the annual meeting.

On behalf of the Board of Directors and the executive management team, we would like to express our appreciation for your continued interest in the affairs of Builders FirstSource, Inc.

Paul S. Levy

Chairman of the Board

David E. Flitman

Chief Executive Officer and President

April 29, 2021

2001 Bryan Street, Suite 1600, Dallas, Texas 75201

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

The annual meeting of stockholders of Builders FirstSource, Inc. will take place at the Sheraton Dallas Hotel, 400 North Olive Street, Dallas, Texas 75201(1) on Tuesday, June 15, 2021, at 9:00 a.m., local time, for the purpose of considering and acting upon the following:

(1)	The election of directors;

(2)	An advisory vote on the compensation of the named executive officers;

(3)	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year 2021; and

(4)	Any other business that may properly be brought before the annual meeting or any adjournment thereof.

Only stockholders of record at the close of business on April 23, 2021 will be entitled to vote at the meeting.

Directions to be able to attend the meeting and vote in person may be obtained by contacting the Corporation’s legal department at (214) 880-3500.

By Order of the Board of Directors,

Timothy D. Johnson

Corporate Secretary

April 29, 2021

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on June 15, 2021: The Proxy Statement and the 2020 Annual Report on Form 10-K are available at www.proxydocs.com/BLDR and at www.bldr.com.

IMPORTANT:

Please see the Question and Answer section on page 3 of this Proxy Statement for instructions on what you need to do to attend the annual meeting in person. Please note that the doors to the annual meeting will open at 8:30 a.m. and will close promptly at 9:00 a.m. Whether or not you expect to personally attend, we urge you to vote your shares at your earliest convenience to ensure the presence of a quorum at the meeting. Promptly voting your shares via the internet, by telephone via toll-free number, or, if you elect to receive your proxy materials by mail, by signing, dating, and returning the enclosed proxy card, will save us the expense and extra work of additional proxy solicitation. Because your proxy is revocable at your option, submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so. Please refer to the voting instructions included on the Notice Regarding the Availability of Proxy Materials, proxy card, or voting instructions forwarded by your bank, broker, or other stockholder of record, as applicable.

1.

As part of the Corporation’s precautions regarding COVID-19, the Corporation is planning for the possibility that the annual meeting may be held by means of remote communication only (i.e., a virtual meeting). If the Corporation takes this step, or if the time, date, or place of the annual meeting will be changing, the Corporation will announce the decision to do so in advance via press release, and details on how to participate will be available on the investor relations page of the Corporation’s website (https://investors.bldr.com).

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2001 Bryan Street, Suite 1600, Dallas, Texas 75201

PROXY STATEMENT

Annual Meeting of Stockholders

June 15, 2021

This Proxy Statement is being furnished by Builders FirstSource, Inc. (the “Corporation,” the “Company,” or “Builders FirstSource”) in connection with a solicitation of proxies by its Board of Directors (the “Board of Directors” or the “Board”) to be voted at the annual meeting of the Corporation’s stockholders to be held on June 15, 2021 (the “annual meeting” or “meeting”). Whether or not you personally attend, it is important that your shares be represented and voted at the annual meeting. Most stockholders have a choice of voting over the internet, by using a toll-free telephone number, or, for stockholders who elect to receive their proxy materials by mail, by completing a proxy card and mailing it in the postage-paid envelope provided. Check the Notice Regarding the Availability of Proxy Materials, your proxy card, or the information forwarded by your bank, broker, or other stockholder of record, as applicable, to determine which voting options are available to you. The internet voting and telephone voting facilities for stockholders of record will be available until 8:00 a.m. Eastern Time on June 15, 2021. The Notice Regarding the Availability of Proxy Materials will first be mailed on or about May 6, 2021.

SOLICITATION AND RATIFICATION OF PROXIES

If a proxy card is signed and returned, it will be voted as specified on the proxy card, or, if no vote is specified, it will be voted “FOR” all nominees presented in Proposal 1 and “FOR” Proposals 2 and 3. At any time before it is exercised, you may revoke your proxy by timely delivery of written notice to the Corporate Secretary, by timely delivery of a properly executed, later-dated proxy (including by internet or telephone vote), or by voting via ballot at the annual meeting. Voting in advance of the annual meeting will not limit your right to vote at the annual meeting if you decide to attend in person. If you are a beneficial owner, but your shares are registered in the name of a bank, broker, or other stockholder of record, to be able to vote in person at the annual meeting you must obtain, from the stockholder of record, a proxy in your name and present it at the meeting. See “Questions and Answers about the Meeting and Voting” in this Proxy Statement for an explanation of the term “stockholder of record.”

The proxy accompanying this Proxy Statement is being solicited by the Board of Directors. The Corporation will bear the entire cost of this solicitation, including the preparation and delivery of this Proxy Statement, the proxy, and any additional information furnished to stockholders. In addition to using the mail and the internet, proxies may be solicited by directors, executive officers, and other employees of Builders FirstSource or its subsidiaries, in person or by telephone. No additional compensation will be paid to directors, executive officers, or other employees for their services in this regard. Builders FirstSource will also request banks, brokers, and other stockholders of record to forward proxy materials, at the Corporation’s expense, to the beneficial owners of the Corporation’s shares.

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General Information about Proxies and Voting

GENERAL INFORMATION ABOUT PROXIES AND VOTING

Outstanding Stock

The stockholders of record of Builders FirstSource, Inc. Common Stock (“Common Stock”) at the close of business on April 23, 2021 will be entitled to vote in person or by proxy at the annual meeting. At that time, the Corporation had 207,112,585 outstanding shares of its Common Stock. Each stockholder will be entitled to one vote in person or by proxy for each share of Common Stock held. A quorum for the transaction of business shall be constituted by the presence at the annual meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote thereat. All shares for which proxies or voting instructions are returned are counted as present for purposes of determining the existence of a quorum at the annual meeting.

Internet Availability of Proxy Materials

As permitted by federal securities laws, Builders FirstSource is making this Proxy Statement and 2020 Annual Report on Form 10-K (the “2020 Annual Report”) available to its stockholders primarily via the internet instead of mailing printed copies of these materials to each stockholder. On or about May 6, 2021, we will mail to our stockholders (other than those who previously requested electronic or paper delivery) a Notice Regarding Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the Proxy Statement and accompanying 2020 Annual Report. These proxy materials will be made available to our stockholders on or about May 6, 2021. The Notice provides instructions regarding how to vote through the internet. The Proxy Statement and 2020 Annual Report are also available on our website at www.bldr.com.

If you received a Notice by mail, you will not receive a printed copy of the proxy materials by mail unless you request printed materials. If you wish to receive printed proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

If you receive more than one Notice, it means your shares are registered differently and are held in more than one account. To ensure all shares are voted, please either vote each account over the internet or by telephone or sign and return by mail all proxy cards.

Voting Matters and Board Recommendations

At this year’s annual meeting, we are asking our stockholders to vote on the following matters:

	Proposal	Board Recommendation	Page Number
1.	Election of Directors	FOR each nominee	7
2.	Advisory vote on the compensation of the named executive officers	FOR	49
3.	Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm	FOR	55

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION SINCE THE DATE OF THIS PROXY STATEMENT.

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Questions and Answers about the Meeting and Voting

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

What is a proxy?

A proxy is your legal designation of another person, called a proxy holder, to vote the shares that you own. We designated Timothy D. Johnson, our Executive Vice President and General Counsel, and Peter M. Jackson, our Executive Vice President and Chief Financial Officer, to act as proxy holders at the annual meeting as to all shares for which proxy cards are returned or voting instructions are provided by internet or telephone.

What is a proxy statement?

A proxy statement is a document that the Securities and Exchange Commission (the “SEC”) regulations require us to give you when we ask you to provide a proxy (by voting by phone or internet or, if applicable, by returning a proxy card) designating the proxy holders described above to vote on your behalf.

What is the difference between a stockholder of record and a stockholder who holds stock in street name, also called a “beneficial owner?”

If your shares are registered in your name at our transfer agent, Computershare Investor Services, you are a stockholder of record.

If your shares are held through a broker, bank, trustee, nominee, or other similar stockholder of record on your behalf, your shares are held in street name and you are the beneficial owner of the shares.

How do you obtain admission to the annual meeting?

Stockholders of Record. Stockholders of record must bring a government-issued photo identification card to gain admission to the annual meeting.

Street Name Holders. To obtain admission to the annual meeting, a street name holder must (i) bring a government-issued photo identification card and (ii) ask his or her broker or bank for a legal proxy and must bring that legal proxy with him or her to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement with you to the meeting. We can use that to verify your ownership of Common Stock and admit you to the meeting. However, you will not be able to vote your shares at the meeting without a legal proxy. Please note that if you own shares in street name, and you are issued a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the meeting and vote in person.

Could COVID-19 or related developments affect the Corporation’s ability to hold an in-person meeting?

We are actively monitoring the COVID-19 situation. In the event that it is inadvisable or not possible to hold our annual meeting in person, we may decide instead to hold a virtual annual meeting that is accessible only through the internet. If we decide to use that format, we will announce the decision to do so in advance via press release, and details on how to participate will be available on the investor relations page of the Corporation’s website (https://investors.bldr.com).

What different methods can you use to vote?

By Written Proxy. Stockholders who elect to receive their proxy materials by mail may vote by mailing the written proxy card.

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Questions and Answers about the Meeting and Voting

By Telephone and Internet Proxy. All stockholders of record may also vote by telephone from the U.S., using the toll-free telephone number provided on the proxy card or in the website listed on the Notice, or by the internet, using the procedures and instructions described in the Notice or proxy card. Street name holders may vote by telephone or the internet if their bank, broker, or other stockholder of record makes those methods available. If that is the case, the bank, broker, or other stockholder of record will enclose the instructions with the Proxy Statement or other notice of the meeting. The telephone and internet voting procedures, including the use of control numbers, are designed to authenticate stockholders’ identities, allow stockholders to vote their shares, and confirm that their instructions have been properly recorded.

In Person. All stockholders may vote in person at the meeting (unless they are street name holders without a legal proxy, as described in the foregoing question).

What is the record date and what does it mean?

The record date for the annual meeting is April 23, 2021. The record date is established by the Board of Directors as required by Delaware law. Stockholders of record at the close of business on the record date are entitled to receive notice of the annual meeting and to vote their shares at the meeting.

What are your voting choices for director nominees, and what vote is needed to elect directors?

For the vote on the election of the Class I director nominees to serve until the 2024 annual meeting, stockholders may:

•	vote in favor of all nominees,
•	vote to withhold votes from all nominees, or
•	vote to withhold votes as to specific nominees.

At the annual meeting in 2021, directors will be elected by a majority of the votes cast in person or by proxy at the annual meeting. Each director nominee in 2021 has submitted an irrevocable resignation that will be effective upon the occurrence of (i) the failure of such director nominee to receive a majority of the votes cast and (ii) the acceptance of that resignation by the Board. Abstentions from voting have no effect on the outcome of such vote because the election of directors is determined on the basis of votes cast and abstentions are not counted as votes cast.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

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Questions and Answers about the Meeting and Voting

What are your voting choices on the advisory vote to approve the 2020 compensation of the Corporation’s named executive officers, including the Corporation’s compensation practices and principles and their implementation?

In the non-binding vote to approve the 2020 compensation of the Corporation’s named executive officers, including the Corporation’s compensation practices and principles and their implementation, as discussed and disclosed in this Proxy Statement, stockholders may:

•	vote in favor of the proposal,
•	vote against the proposal, or
•	abstain from voting on the proposal.

This proposal requires the affirmative vote of a majority of the votes represented and entitled to vote at the annual meeting. Accordingly, abstentions have the effect of a vote “against” Proposal 2. This is an advisory vote, and, as such, is not binding on the Board or the Compensation Committee. However, the Board and the Compensation Committee will consider the results of the vote when setting the compensation of the Corporation’s executive officers in the future.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 2.

What are your voting choices on the ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm, and what vote is needed to ratify their appointment?

On the vote on the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year 2021, stockholders may:

•	vote in favor of the ratification,
•	vote against the ratification, or
•	abstain from voting on the ratification.

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm will require the affirmative vote of a majority of the shares represented and entitled to vote at the annual meeting. This vote is not binding on the Board or the Audit Committee. Accordingly, abstentions will have the effect of a vote “against” Proposal 3.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 3.

What if a stockholder does not specify a choice for a matter when returning a proxy card?

Stockholders should specify their choice for each proposal described on the proxy card, if they receive one. However, proxy cards that are signed and returned, but for which no specific instruction is given, will be voted “FOR” all the director candidates listed in Proposal 1 and “FOR” Proposals 2 and 3.

If any matters not specifically set forth in this Proxy Statement properly come to a vote at the meeting, either of the members of the Proxy Committee, comprised of Timothy D. Johnson and Peter M. Jackson, will vote regarding those matters in accordance with their best judgments.

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Questions and Answers about the Meeting and Voting

What are broker non-votes and how are they counted?

Although your broker is the record holder of any shares that you hold in street name, it must vote those shares pursuant to your instructions. If you do not provide instructions, your broker may exercise discretionary voting power over your shares for “routine” items but not for “non-routine” items. All matters described in this Proxy Statement, except for the ratification of the appointment of our independent auditor, are considered to be non-routine matters. “Broker non-votes” occur with respect to a non-routine matter when shares held of record by a broker are not voted on such matter because the beneficial owner has not provided voting instructions and the broker either lacks or declines to exercise the authority to vote the shares in its discretion.

Broker non-votes will be counted as present for purposes of establishing a quorum. Broker non-votes will not have any effect on Proposal 1, since broker non-votes are not votes cast, and will not have any effect on Proposal 2, since broker non-votes are not entitled to vote at the annual meeting. There will be no broker non-votes on Proposal 3, since Proposal 3 is a “routine” matter.

Can I change my mind and revoke or change my proxy?

Yes. A stockholder of record may revoke a proxy or change its vote by:

•	submitting a later-dated vote by telephone or Internet no later than 8:00 a.m. Eastern Time on June 15, 2021;
•	signing a valid, later-dated proxy card and submitting it so that it is received before the annual meeting in accordance with the instructions included in the proxy card;
•

before the annual meeting, signing a written notice of revocation dated later than the date of the proxy and submitting it to our Corporate Secretary so that it is received before the annual meeting; or

•	attending the annual meeting and voting in person.

Note that attendance at the annual meeting, by itself, will not revoke your proxy.

A street name holder may revoke a proxy given pursuant to this solicitation by following the instructions of the bank, broker, trustee, or other nominee who holds his or her shares.

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Proposal 1 — Election of Directors

PROPOSAL 1 — ELECTION OF DIRECTORS

On January 1, 2021 (the “Merger Effective Date”), the Corporation completed its previously announced all stock merger transaction with BMC Stock Holdings, Inc., a Delaware corporation (“BMC”). The merger between the Corporation and BMC is referred to as the “Merger” throughout this Proxy Statement. On the Merger Effective Date, the size of the Board of Directors was increased to twelve directors and reconstituted to consist of seven directors who were legacy directors of the Corporation and five directors who were legacy directors of BMC.

Pursuant to the Corporation’s By-laws, the Board is “classified,” which means it is divided into three classes of directors based on the expiration of their terms. Under the classified Board arrangement, directors are elected to terms that expire on the annual meeting date three years following the annual meeting at which they were elected and the terms are “staggered” so that the terms of approximately one-third of the directors expire each year. Accordingly, Proposal 1 seeks the election of four directors to fill the continuing directorships whose terms expire in 2021.

The terms of the four Class I directors, Cleveland A. Christophe, David E. Flitman, W. Bradley Hayes, and Brett N. Milgrim, will expire at the annual meeting in 2021. The Board of Directors has nominated Messrs. Christophe, Flitman, Hayes, and Milgrim for election to a term that will expire at the annual meeting in 2024.

Nominee	Age	Position Held	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Cleveland A. Christophe	75	Director	X		Chair	X
David E. Flitman	56	Director
W. Bradley Hayes	55	Director	X	Chair
Brett N. Milgrim	52	Director	X		X

Unless otherwise indicated, all proxies that authorize the proxy holders to vote for the election of directors will be voted “FOR” the election of the nominees listed below. If a nominee becomes unavailable for election as a result of unforeseen circumstances, it is the intention of the proxy holders to vote for the election of such substitute nominee, if any, as the Board of Directors may propose. As of the date of this Proxy Statement, each of the nominees has consented to serve and the Board is not aware of any circumstances that would cause a nominee to be unable to serve as a director.

The background and business affiliations of the director nominees, as well as the qualifications that led the Board to conclude that each nominee should serve as a director of the Corporation, are set forth below:

Class I — Directors with Terms Expiring in 2021

Cleveland A. Christophe Age: 75 Director since 2005 Independent

Mr. Christophe is the Chair of the Compensation Committee and a member of the Nominating and Corporate Governance Committee. In January 2013, Mr. Christophe retired from US&S, Inc., a supplier of services and materials primarily to various agencies of the U.S. Government. He had been President of US&S, Inc. since 2009. Mr. Christophe is the Managing Partner of TSG Capital Group, a private equity investment firm, which he founded in 1992. Previously, Mr. Christophe was Senior Vice President of TLC Group, L.P. From 1971 to 1987, Mr. Christophe held numerous senior positions with Citibank, N.A. He has been a Chartered Financial Analyst since 1975.

Qualifications: Mr. Christophe has substantial financial and management expertise from his long tenure in the investment and banking industries. He also has significant senior management experience in the commercial and industrial service industry. Additionally, Mr. Christophe’s prior service on other public company boards and audit committees positions him to make valuable contributions to the governance and operation of the Board and its committees.

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Proposal 1 — Election of Directors

David E. Flitman Age: 56 Director since 2021

Mr. Flitman was elected the Corporation’s Chief Executive Officer on April 1, 2021. Additionally, on the Merger Effective Date, Mr. Flitman was appointed to the Board of Directors of the Corporation and elected the Corporation’s President. Prior to the Merger, he had served on the Board of Directors and as the Chief Executive Officer and President of BMC since September 2018. Prior to BMC, Mr. Flitman served as Executive Vice President of Performance Food Group Company, a family of leading foodservice distributors, and President and Chief Executive Officer of its Performance Foodservice division from January 2015 to September 2018. Prior to Performance Food Group, Mr. Flitman served as Chief Operating Officer and President, USA & Mexico of Univar Corporation, a global chemical distributor, from January 2014 to December 2014 after joining Univar in December 2012 as President USA with additional responsibility for Univar’s Global Supply Chain & Export Services teams. He had also served as Executive Vice President and President, Water and Process Services at Ecolab Inc., the global leader in water, hygiene and energy technologies and services, from November 2011 to September 2012, and previously Senior Executive Vice President of Nalco Holding Company from August 2008 until it was acquired by Ecolab in November 2011. From February 2005 to July 2008, Mr. Flitman served as President of Allegheny Power System, an electric utility that served customers in Pennsylvania, West Virginia, Virginia, and Maryland. Prior to this, he had nearly 20 years in operational, commercial, and global business leadership positions at DuPont, a science and technology-based company. Mr. Flitman received his B.S. degree in Chemical Engineering from Purdue University. In the last five years, he served on the board of the following public company: Veritiv Corporation (current).

Qualifications: Mr. Flitman has a proven track record and demonstrated leadership ability from his extensive operational, commercial, and supply chain experience and over three decades of experience leading distribution businesses across multiple industries. In addition, his in-depth knowledge of our corporate strategy and day-to-day operations as our Chief Executive Officer provides our Board with an important resource in understanding our business and strategy.

W. Bradley Hayes Age: 55 Director since 2019 Independent

Mr. Hayes is the Chair of the Audit Committee. He served as Executive Vice President, Chief Financial Officer, and Treasurer of Laboratory Corporation of America Holdings (“LabCorp”), a NYSE listed life sciences company, from June 2005 until his retirement in June 2014. He was Senior Vice President, Investor Relations for LabCorp from June 2004 to June 2005. Mr. Hayes joined LabCorp in September 1996 and was responsible for the day-to-day operations of the revenue cycle function. Prior to joining LabCorp, Mr. Hayes was in the audit department at KPMG for nine years. Mr. Hayes holds a Bachelor of Science in Accounting from the University of North Carolina at Greensboro. In the last five years, he served on the boards of the following public companies: Intec Pharma LTD. (current) and Patheon, N.V. (previous).

Qualifications: Mr. Hayes has significant public company financial experience. He has over 15 years of experience in senior and executive management and practiced as a C.P.A. for three decades. Through his previous experience as chief financial officer and chairman of the audit committee of publicly-traded companies, Mr. Hayes brings valuable knowledge to the Board and the Audit Committee of the Corporation.

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Proposal 1 — Election of Directors

Brett N. Milgrim Age: 51 Director since 1999 Independent

Mr. Milgrim is a member of the Compensation Committee. Mr. Milgrim is Co-Chairman of the Board of Loar Group, Inc., a business specializing in the design and manufacture of aerospace components. From 1997 until early 2011, he was a Managing Director of JLL Partners, Inc., a leading private equity firm. In the last five years, he served on the boards of the following public companies: Horizon Global Corp. (current) and PGT Innovations, Inc. (current).

Qualifications: Mr. Milgrim is very knowledgeable regarding all aspects of corporate finance and capital markets. His long tenure on the board of directors of the Corporation, as well as his service on the boards of two other building products companies, gives him in-depth knowledge of the building products industry and the issues faced by the Corporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

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Continuing Directors

CONTINUING DIRECTORS

The background and business affiliations of the Corporation’s other directors, whose terms of service continue beyond 2021, as well as the qualifications that led the Board to conclude that such directors should serve as a director of the Corporation, are set forth below:

Class II — Directors with Terms Expiring in 2022

Daniel Agroskin Age: 44 Director since 2012 Independent

Mr. Agroskin is a member of the Compensation Committee. Mr. Agroskin is a Managing Director of JLL Partners, Inc., which he joined in August 2005. Prior to that, he worked at JP Morgan Partners, a private equity investment firm, and in Merrill Lynch’s Mergers and Acquisitions Group. He holds a Bachelor of Arts degree from Stanford University and a Master of Business Administration degree from the Wharton School of the University of Pennsylvania. In the last five years, Mr. Agroskin served on the boards of the following public companies: PGT Innovations, Inc. (previous) and Patheon, Inc. (previous). Mr. Agroskin is also a director on the boards of numerous private companies.

Qualifications: Mr. Agroskin has significant financial and investment expertise, which includes involvement with the acquisition, sale, and management of many companies. He also has substantial experience serving on the boards of directors of public and private companies, including a building products company.

Mark A. Alexander Age: 62 Director since 2021 Independent

Mr. Alexander is a member of the Audit Committee. Mr. Alexander served as a director of BMC from 2017 through the Merger, including as the Chair of BMC’s Audit Committee prior to the Merger. He currently serves as Founder, Chairman and Chief Executive Officer of Landmark Property Group, a property management and real estate redevelopment company, since its founding in 2009. Mr. Alexander previously served as Chief Executive Officer, President, and a director of Suburban Propane Partners, a multibillion-dollar publicly-traded energy services company, from March 1996 to September 2009. Prior to Suburban Propane Partners, he was Senior Vice President, Business Development of Hanson Industries, the U.S. arm of Hanson plc, from 1984 to 1996. He holds a Bachelor of Business Administration from the University of Notre Dame, and is a Certified Public Accountant (currently inactive) in the State of New Jersey. In the last five years, he served on the board of the following public company: W.P. Carey Inc. (current).

Qualifications: Mr. Alexander possesses significant executive and financial expertise and experience gained from previous management positions. Additionally, his current service on another public company board and its audit committee enables him to provide invaluable guidance and knowledge to our Board and its committees.

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Continuing Directors

David W. Bullock Age: 56 Director since 2021 Independent

Mr. Bullock is a member of the Nominating and Corporate Governance Committee. Mr. Bullock served as a director of BMC from 2015 through the Merger. Most recently, he served as the Chief Financial Officer of Pinnacle Agriculture Holdings LLC, an agricultural retail and wholesale distribution business, from October 2015 until his retirement in September 2017. Mr. Bullock also served on the Board of Directors of Pinnacle Agriculture Holdings LLC from 2015 to January 2018 and as Chairman of its Audit Committee from January 2015 to October 2015. Prior to that, he served as Chief Financial Officer of Graham Packaging Company Inc., a publicly-traded, global manufacturer of rigid plastics containers, from 2009 until the sale of the company in 2011. Mr. Bullock served as Chief Operating Officer, Executive Vice President, and Chief Financial Officer of UAP Holding Corporation, a publicly-traded distributor of agricultural-related products, from 2002 to 2008. Prior to this, he held various financial positions with FMC Corporation, Air Products and Chemicals Inc., and Westinghouse Electric. Currently, Mr. Bullock serves on the boards of AEA TCB Holdings LP and Faith Alive USA Inc. Mr. Bullock holds a B.S. in Electrical Engineering from Lehigh University and an M.B.A. from Cornell University. In the last five years, he served on the board of the following public company: Origin Agritech Limited (current).

Qualifications: Mr. Bullock has extensive financial skills and experience gained from previous management positions with both private and publicly-traded companies. He also serves on multiple boards of directors, which allows Mr. Bullock to offer his comprehensive perspective and knowledge to the Corporation through his service on our Board.

Floyd F. Sherman Age: 81 Director since 2001

Mr. Sherman was the Chief Executive Officer of the Corporation from 2001, when he joined the Corporation, until his retirement in December 2017. Mr. Sherman also served as President of Builders FirstSource from 2001 until October 2006 and from February 2008 to November 2014. He served as an employee advisor to the Corporation until March 2019. Prior to joining Builders FirstSource, Mr. Sherman spent 25 years at Triangle Pacific Corp., the last nine of which were as Chairman and Chief Executive Officer, and three years at Armstrong World Industries, where he served as Chief Executive Officer of the Triangle Pacific Wood Products Group. In the last five years, he served on the board of the following public company: PGT Innovations, Inc. (current).

Qualifications: Mr. Sherman served as the Chief Executive Officer of the Corporation for seventeen years and for another publicly-traded building products company for nine years. That service, along with his over 50 years of experience in the building products industry, gives him a vast wealth of knowledge about the building products industry as well as the Corporation’s operations.

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Continuing Directors

Class III — Directors with Terms Expiring in 2023

Paul S. Levy Age: 73 Director since 1998 Independent

Mr. Levy is the Chairman of the Board. He is a Managing Director of JLL Partners, Inc., which he founded in 1988. Mr. Levy has also previously served on the boards of numerous private companies, including C.H.I. Overhead Doors, Inc., a garage door manufacturer, and Loar Group, Inc., a business specializing in the design and manufacture of aerospace components. In the last five years, Mr. Levy served on the boards of the following public companies: Patheon, Inc. (previous) and PGT Innovations, Inc. (previous).

Qualifications: Mr. Levy has vast experience investing in and managing a wide variety of businesses, including other building products companies. He has served on the boards of directors of several public companies. Mr. Levy has also been the CEO of a large company, general counsel of another company, and a practicing lawyer, bringing further breadth to his contributions to the Board.

Cory J. Boydston Age: 62 Director since 2021

Ms. Boydston is a member of the Audit Committee. Ms. Boydston served as a director of BMC from 2018 through the Merger. She currently serves as the Chief Financial Officer of Ashton Woods USA L.L.C, the second largest private homebuilder in the U.S., a position she has held since 2009. Prior to Ashton Woods, Ms. Boydston served as Senior Vice President, Chief Financial Officer, and Partner at Starwood Land Ventures, LLC, a real estate investment firm that engages in residential land acquisition, development, and financing, from 2008 to 2009. She also served in senior leadership roles at two publicly-traded home construction companies, including as Senior Vice President – Finance and Treasury at Beazer Homes USA, Inc. from 1998 to 2008, and as Chief Financial Officer, Corporate Controller, and in other leadership roles at Lennar Corporation from 1987 to 1997. Ms. Boydston is also the co-founder of Women’s Housing Leadership Group and serves on the Georgia Advisory Board of the Trust for Public Land. She holds a Bachelor of Science from Florida State University and is a Certified Public Accountant in the State of Georgia.

Qualifications: Ms. Boydston possesses substantial public company accounting and finance experience through her more than 20 years of service in senior and executive management and as a C.P.A. Most of her experience is in the homebuilding industry, our primary end-market, which qualifies Ms. Boydston to make critical contributions to the Corporation and our Board.

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Continuing Directors

James O’Leary Age: 58 Director since 2021 Independent

Mr. O’Leary is a member of the Compensation Committee. Mr. O’Leary served as a director of BMC from 2015 through the Merger, including as the Chair of BMC’s Compensation Committee prior to the Merger. He currently serves as the Chairman of Kinematics Manufacturing Company, a position he has held since March 2014, and on the board of Sentient Science, a private technology company, since December 2020. Since March 2014, Mr. O’Leary has served as a Senior Advisor and member of the Basic Industries Advisory Group of Madison Dearborn Partners, a leading private equity firm. He also served as Chairman and Chief Executive Officer of WireCo Worldgroup, Inc., a leading global manufacturer of engineered wire, steel rope, and synthetic rope, from January 2017 until his retirement from WireCo in July 2019. Prior to this, Mr. O’Leary served as Chairman of the Board and Chief Executive Officer of Kaydon Corporation, Inc., a diversified global manufacturer of precision industrial goods that was listed on the New York Stock Exchange, from March 2007 until its sale in October 2013. From October 2013 to March 2014, Mr. O’Leary served as a Senior Advisor to the SKF Group, the acquiror of Kaydon Corporation, Inc. From 2005 to March 2007, he served as an independent director of Kaydon Corporation, Inc. Mr. O’Leary currently serves as a member of the Alumni Relations & Government and Community Relations Committee of Pace University. Mr. O’Leary holds a B.B.A. from Pace University and an M.B.A. from the Wharton School of the University of Pennsylvania. He is an inactive Certified Public Accountant in the State of New York.

Qualifications: Mr. O’Leary has a depth of business, operations, and financial experience gained from serving as a chief executive officer for multiple manufacturing companies, including a publicly-traded company. He also brings valuable accounting experience to our Board as a former C.P.A.

Craig A. Steinke Age: 64 Director since 2006 Independent

Mr. Steinke is the Chair of the Nominating and Corporate Governance Committee and a member of the Audit Committee. Since June 2013, Mr. Steinke has been the Chief Executive Officer and a director of Service Logic LLC, a private equity owned company that specializes in energy management and HVAC services for office buildings, hospitals, data centers, and other commercial buildings on a national scale. From 2008 to July 2017, he was an operating partner at Sterling Investment Partners (“Sterling”), working with management teams of select portfolio companies, including Service Logic. From September 2010 until January 2015, Mr. Steinke served as a director and operating adviser for Lazer Spot Inc. (Sterling investment), which specializes in providing logistics support to Fortune 500 companies. Prior to that, he was President and Chief Executive Officer of GPX International Tire Corporation (Sterling investment), an international manufacturer and distributor of branded industrial and off road equipment tires, and a director of its parent, GPX International, Inc. From 2001 to 2007, Mr. Steinke was President and Chief Executive Officer of Eagle Family Foods, Inc., a private equity owned consumer products company in the food industry. His previous positions held include Senior Vice President and Group General Manager of BHP Copper, a significant natural resource company, and President of Magma Metals, a billion-dollar subsidiary of Magma Copper Company. Mr. Steinke is a C.P.A. and was employed by Arthur Andersen & Co. He currently serves on the boards of two private companies: Service Logic LLC and Belnick, Inc. In the last five years, he served on the boards of Power Stop LLC, Lazer Spot Inc., and Alliance (ATG), which are private companies.

Qualifications: Mr. Steinke’s extensive experience at the senior executive management level, including as a chief executive officer, allows him to make significant contributions to the development of the Corporation’s business strategy. He also brings a broad knowledge of accounting and experience as a C.P.A. to the Board’s discussions. Mr. Steinke has also served on numerous boards of directors.

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Director Compensation

DIRECTOR COMPENSATION

Compensation of Directors

The following table sets forth the cash and other compensation paid by the Corporation to the members of the Board of Directors of the Corporation for all services in all capacities during 2020. Because Mark Alexander, Cory Boydston, David Bullock, David Flitman, and James O’Leary were appointed to the Board of Directors on the Merger Effective Date, they did not receive any compensation in 2020 and are not included in the table below.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Daniel Agroskin	84,662	129,998	—	214,660
David A. Barr(3)	84,645(4)	129,998	—	214,643
Cleveland A. Christophe	104,632	129,998	—	234,630
M. Chad Crow(5)	—	—	—	—
Janice L. Davis(3)	84,662	129,998	—	214,660
W. Bradley Hayes	109,678	129,998	—	239,676
Paul S. Levy	179,638(4)	129,998	—	309,636
Brett N. Milgrim	84,662	129,998	—	214,660
Floyd F. Sherman	79,637	129,998		209,635
Craig A. Steinke	94,613	129,998	—	224,611

1.

During the global COVID-19 pandemic, the Eligible Directors (as defined below) each voluntarily elected to temporarily (i) reduce their annual cash retainer by $21,250 per year to $63,750 (based on an annual retainer of $85,000 under the Amended and Restated Director Compensation Policy in effect during 2020) and (ii) receive their annual cash retainer and any other cash retainers in fully vested shares of Common Stock having a value on the date that the cash retainer would have been paid approximately equal to the amount of such cash retainer payment he or she would otherwise receive. Such elections were effective beginning with the quarterly payment made to Eligible Directors on June 1. The full amount of the annual cash retainer was restored effective July 15, 2020 based on the Company’s continued strong financial performance during 2020.

2.

Reflects the aggregate grant date fair value of restricted stock unit awards granted in 2020. The fair value of these awards was determined in accordance with the Compensation – Stock Compensation topic of the Financial Accounting Standards Board Accounting Standards Codification. The fair value of the restricted stock unit awards was equal to the closing price of our Common Stock on the grant date.

3.	Mr. Barr and Ms. Davis resigned from the Board of Directors on the Merger Effective Date.
4.

As described below under “Director Compensation Program,” Messrs. Levy and Barr each took his annual cash retainer and any fees for serving on committees in Common Stock for the full year in 2020. Amounts include the grant date fair value of these stock awards.

5.

As an employee of the Corporation, Mr. Crow did not receive any compensation for his service as a director in 2020. As a named executive officer, the compensation Mr. Crow received as an employee during 2020 is set forth in “Executive Compensation and Other Information” below. Mr. Crow also resigned from the Board of Directors on the Merger Effective Date.

The following table shows the total number of shares of Common Stock underlying restricted stock units held by the members of the Board of Directors of the Corporation (excluding executive officers) as of December 31, 2020:

Name	Number of Shares Underlying Restricted Stock Units
Daniel Agroskin	5,840
David A. Barr	5,840
Cleveland A. Christophe	5,840
Janice L. Davis	5,840
W. Bradley Hayes	5,840
Paul S. Levy	5,840
Brett N. Milgrim	5,840
Floyd F. Sherman	5,840
Craig A. Steinke	5,840

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Director Compensation

Director Compensation Program

Under the Amended and Restated Director Compensation Policy, directors are entitled to compensation for their service on the Board if they are not concurrently employed in any capacity by the Corporation or any of its subsidiaries. Under the Amended and Restated Director Compensation Policy in effect during 2020, Directors who met these standards (“Eligible Directors”) received an annual cash retainer of $85,000. In addition, the Chairman of the Board receives an annual cash retainer of $100,000 for service in such role, which is also payable quarterly.

Directors receive annual fees for serving on the Board’s committees, but do not receive separate per meeting fees for attending Board or committee meetings. The annual fees for serving on the Board’s committees are as follows:

Committee	Chair Fee	Member Fee (non-Chair)
Audit Committee	$30,000	$5,000
Compensation Committee	$20,000	$5,000
Nominating and Corporate Governance Committee	$10,000	$5,000

Eligible Directors also receive annual grants of restricted stock units. In 2020, the number of shares underlying these awards is determined by dividing a dollar value ($130,000 per year) by the fair market value of our Common Stock on the date of grant. These awards vest in full on the earlier of the first anniversary of the grant date or upon such director’s cessation of service due to death, disability, or retirement. If a new Eligible Director joins the Board, or if an existing director’s status changes to allow him or her to qualify as an Eligible Director, that director will receive a grant of restricted stock units on a pro-rated basis for the remainder of the current director compensation year, which is the year from the date of the prior annual meeting of stockholders to the date of the next annual meeting of stockholders.

In lieu of receiving cash retainers, an Eligible Director may elect to receive fully vested shares of Common Stock having a value on the first day of the service quarter for which they are issued approximately equal to the amount of the cash retainer payment he or she would otherwise receive. Such stock grants in lieu of cash retainer payments will be awarded on a quarterly basis at the same time cash retainer payments would be made.

In response to the global COVID-19 pandemic, the Eligible Directors each voluntarily elected to temporarily (i) reduce their annual cash retainer by $21,250 per year to $63,750 (based on an annual retainer of $85,000 under the Amended and Restated Director Compensation Policy in effect during 2020) and (ii) receive their annual cash retainer and any other cash retainers in fully vested shares of Common Stock having a value on the date that the cash retainer would have been paid approximately equal to the amount of such cash retainer payment he or she would otherwise receive. Such elections were effective beginning with the quarterly payment made to Eligible Directors on June 1,2020. The full amount of the annual cash retainer was restored effective July 15, 2020 based on the Company’s continued strong financial performance during 2020.

In connection with the Merger, the Amended and Restated Director Compensation Policy was further amended effective January 15, 2021 to increase the annual cash retainer from $85,000 to $100,000 and the fair market value of the annual grant of restricted stock units from $130,000 to $150,000. The annual fees for serving on the Board’s committees were not changed.

We do not compensate directors for any period of service in which they are not Eligible Directors.

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Information Regarding the Board and its Committees

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Name	Board of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Paul S. Levy	Chair

Daniel Agroskin	X		X

Mark A. Alexander	X	X

Cory J. Boydston	X	X

David W. Bullock	X			X

Cleveland A. Christophe	X		Chair	X

David E. Flitman	X

W. Bradley Hayes	X	Chair

Brett N. Milgrim	X		X

James O’Leary	X		X

Floyd F. Sherman	X

Craig A. Steinke	X	X		Chair

Board Purpose and Structure

The mission of the Board is to provide strategic guidance to the Corporation’s management, to monitor the performance and ethical behavior of the Corporation’s management, and to maximize the long-term financial return to the Corporation’s stockholders, while considering and appropriately balancing the interests of other stakeholders and constituencies. The Board currently consists of twelve directors.

Director Independence

The Board of Directors is comprised of one management director, Mr. Flitman (who is the Corporation’s current President and CEO), Mr. Sherman (who is the Corporation’s former CEO and was an employee of the Corporation until March 31, 2019), and ten non-management directors. As part of its annual evaluation of director independence, the Board examined, among other things, whether any transactions or relationships exist currently, or existed during the past three years, between each independent director and the Corporation or its subsidiaries or independent registered public accounting firm (the “auditors”). If such transactions or relationships exist, the Board reviews the nature of those transactions or relationships, including under the relevant Nasdaq Marketplace Rules (the “Nasdaq Rules”) and SEC standards, to determine whether those transactions or relationships would impair such director’s independence. The Board also examined whether there are, or have been within the past year, any transactions or relationships between each independent director and members of the senior management of Builders FirstSource or its affiliates. As a result of this evaluation, the Board affirmatively determined that each of Ms. Boydston and Messrs. Levy, Agroskin, Alexander, Bullock, Christophe, Hayes, Milgrim, O’Leary, and Steinke is independent under those criteria.

In addition, our Board of Directors affirmatively determined that all the members of the Audit and Compensation committees meet the additional independence requirements of the SEC and NASDAQ applicable to audit and compensation committee members. As a result, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee are each comprised solely of independent directors.

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Information Regarding the Board and its Committees

Each year, the independent directors meet in regularly scheduled executive sessions outside the presence of management representatives. Interested parties, including stockholders, may communicate with the Chairman or the independent directors as a group through the process described in this Proxy Statement under the heading “Policy on Stockholder-Director Communications.”

Board Meetings and Attendance

In 2020, our Board of Directors met ten times, our Audit Committee met eight times, our Compensation Committee met six times, and our Nominating and Corporate Governance Committee met one time, including regularly scheduled and special meetings. During 2020, each of the Corporation’s incumbent directors attended at least 75% of the combined meetings of the Board and any committee on which such director served during his or her term as a director. Pursuant to the Builders FirstSource, Inc. Policy on Director Attendance at Annual Meetings of Stockholders (available on the Governance section of our website), all directors are strongly encouraged to attend the annual meeting. Any director who is unable to attend an annual meeting of stockholders is expected to notify the Chairman of the Board in advance of such meeting. In 2020, nine members of the Board were available at our annual meeting by conference call.

Board Leadership Structure and Role in Risk Oversight

The Board is led by the Chairman of the Board, Paul Levy. Neither David Flitman, the only employee director, nor Floyd Sherman, who was an employee of the Corporation until March 31, 2019, has any formal leadership role with the Board. Mr. Levy takes a leading role in establishing the timing, agenda, and procedure of Board meetings. However, each of the directors actively participates in guiding the actions of the Board. The Board has determined that this leadership structure is appropriate and effective due to the Board’s size, the working relationship that has developed between the directors as a result of their length of service on the Board, and the significant experience that the members of the Board have as directors and members of senior management with other companies.

The Corporation’s Board of Directors recognizes that, although day-to-day risk management is primarily the responsibility of the Corporation’s management team, the Board plays a critical role in the oversight of risk management. In that light, the Board is active, as a whole and also at the committee level, in reviewing management’s assessment of the major risks facing the Corporation and management’s processes for monitoring and controlling these risks. The Board regularly receives information from senior management regarding the Corporation’s financial results, credit, liquidity, operations, and other matters, as well as reports from the Corporation’s Audit Committee and Compensation Committee. During its review of such information, the Board discusses and analyzes risks associated with each area, as well as risks associated with new business ventures and those relating to the Corporation’s executive compensation plans and arrangements. The Board assumes ultimate responsibility for ensuring that the Corporation’s management adequately assesses the risks facing the Corporation and appropriately manages those risks.

The Audit Committee is specifically responsible for overseeing and monitoring the quality and integrity of the Corporation’s financial reports and other financial information provided to its stockholders. This includes reviewing the results of management’s risk assessment and compliance with management policies as they relate to financial reporting. The Audit Committee also monitors the Corporation’s compliance with legal and regulatory requirements and the risks associated therewith. On a regular basis, the Audit Committee reviews with senior management significant areas of risk exposure, including financial reporting controls, operational risks, pending litigation, employee issues, cybersecurity, disaster recovery planning, and issues arising from complaints to the Corporation’s hotline and other risk detection mechanisms.

The Board and the Audit Committee take an active role in reviewing the Corporation’s cybersecurity risk and actions to reduce or mitigate it. The Corporation’s Chief Information Security Officer (the “CISO”) and Chief Information Officer (the “CIO”), and the Chief Financial Officer, continuously monitor internal and external cybersecurity threats and review and revise the Corporation’s cybersecurity defenses on an ongoing basis. The CISO and CIO prepare reports on cybersecurity metrics for the Audit Committee on a regular basis. The Chief Financial Officer presents those reports to the Audit Committee and addresses any questions and concerns

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Information Regarding the Board and its Committees

raised by the Audit Committee. At least annually, the Audit Committee meets with the CIO and CISO in person to discuss cybersecurity in greater detail. The Audit Committee reports to the Board regarding cybersecurity matters, and the Board addresses cybersecurity issues either directly with management or through the Audit Committee.

The Compensation Committee reviewed with management the design and operation of our compensation programs for all employees, including executive officers, for the purpose of determining whether such programs might encourage inappropriate risk-taking that could have a material adverse effect on the Corporation. After conducting its evaluation, the Compensation Committee concluded that the Corporation’s compensation programs do not encourage employees to take risks that are reasonably likely to have a material adverse effect on the Corporation.

Audit Committee

The Audit Committee is composed of four independent directors (as that term is defined by the Nasdaq Rules and SEC regulations), Messrs. Hayes, Alexander, and Steinke and Ms. Boydston. Mr. Hayes serves as the Chair of the Audit Committee. The Board of Directors affirmatively determined that all Audit Committee members are financially literate and possess “financial sophistication” as defined by the Nasdaq Rules. All members of the Audit Committee were also designated by the Board as audit committee “financial experts” under the SEC’s guidelines. The Board further determined that Ms. Boydston and Messrs. Hayes, Alexander, and Steinke meet the independence standards of both the SEC regulations and the Nasdaq Rules for audit committee members. A copy of the Audit Committee charter is available on the Governance section of our website at www.bldr.com. The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The primary function of the Audit Committee is to assist the Board of Directors of the Corporation in fulfilling its oversight responsibilities relating to (i) the quality and integrity of the Corporation’s financial reports and other financial information provided by the Corporation to its stockholders, the public, and others, (ii) the Corporation’s compliance with legal and regulatory requirements, (iii) the auditors’ qualifications, independence, performance, and compensation, and (iv) the performance of the Corporation’s internal audit function, including its internal control systems. The Audit Committee’s functions include preparation of the audit committee report included in this Proxy Statement and the review of material related party transactions. The Audit Committee is also annually required to evaluate its performance and review and assess the adequacy of its charter.

Compensation Committee

The Compensation Committee is composed of four independent directors, Messrs. Christophe, Agroskin, Milgrim, and O’Leary. Mr. Christophe serves as the Chair of the Compensation Committee. A copy of the Compensation Committee charter is available on the Governance section of our website at www.bldr.com.

The Compensation Committee is charged with (i) annually reviewing and recommending to the Board, for the Board’s approval, all Corporation goals and objectives relevant to the Chief Executive Officer’s compensation, (ii) annually evaluating the Chief Executive Officer’s performance in light of the Corporation’s goals and objectives, (iii) annually reviewing and recommending to the Board for its approval the Chief Executive Officer’s base salary, incentive compensation levels, and perquisites and other personal benefits based on the Compensation Committee’s evaluation of the Chief Executive Officer’s performance relative to the Corporation’s goals and objectives, (iv) annually reviewing, evaluating, and recommending to the Board for its approval the base salary level, incentive compensation levels, and perquisites and other personal benefits of the other executive officers of the Corporation, (v) reviewing and making recommendations to the Board regarding any employment, severance, or termination arrangements to be made with any executive officer of the Corporation, (vi) making recommendations to the Board with respect to awards under the Corporation’s incentive compensation plans and equity-based compensation plans, (vii) making regular reports to the Board concerning the activities of the Compensation Committee, (viii) performing an annual performance evaluation of the Compensation Committee, and (ix) performing other activities as the Compensation Committee or Board may deem appropriate. The Compensation Committee may delegate authority to subcommittees when appropriate. Information regarding the role of the Compensation Committee and its processes and procedures for considering and determining executive compensation is set forth in the “Compensation Discussion and Analysis” section later in this Proxy Statement.

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Information Regarding the Board and its Committees

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is composed of three independent directors, Messrs. Steinke, Bullock, and Christophe. Mr. Steinke serves as the Chair of the Committee. A copy of the Nominating and Corporate Governance Committee charter is available on the Governance section of our website at www.bldr.com.

The purpose of the Nominating and Corporate Governance Committee is to (i) identify and evaluate individuals qualified to become Board members, consistent with criteria approved by the Board, (ii) recommend to the Board the persons to be nominated for election as directors at any meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board, (iii) recommend to the Board the directors to be appointed to each committee of the Board, (iv) evaluate and make recommendations to the Board regarding (a) the eligibility criteria for receipt of compensation as a director and (b) the appropriate compensation to be paid to eligible members of the Board and to members of Board committees, (v) assist the Board with general corporate governance issues, and (vi) assist the Board and its committees with their internal governance issues.

Stock Ownership Guidelines for Executives and Directors

Under the Corporation’s Stock Ownership Guidelines for Executives and Directors, each executive officer of the Corporation (who has not reached the normal retirement age of 67) and director of the Corporation is expected to acquire (within the later of five years after the adoption of the policy or appointment to office) and continue to hold shares of the Corporation’s Common Stock having an aggregate market value that equals or exceeds the requirement set forth below. Unvested restricted stock units will count toward the ownership requirement. Until the required level is met, a director or executive officer is required to retain fifty percent of the net shares of common stock received from the Corporation as compensation. Once the requirements are met, future sales are only permitted to the extent that such director or executive officer shall continue to meet the requirements immediately following such sale. Once the target beneficial ownership level is achieved, that director or executive officer will not be required to acquire any additional shares in the event the stock price decreases, provided the underlying number of shares remain held by such director or executive officer.

Position	Holding Requirement
CEO	5 times annual base salary
Executive Officers	3 times annual base salary
Directors	5 times annual cash retainer*

* Excluding cash retainers for serving as the chairperson of the Board or any of its committees or for serving on any of the committees.

The Nominating and Corporate Governance Committee administers compliance with this policy and has the discretion to enforce these guidelines on a case-by-case basis. An annual evaluation will be performed on April 1 of each year. As of April 1, 2021, all directors and executive officers were either in compliance with the policy or subject to the grace period for reaching the required totals.

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Report of the Audit Committee

REPORT OF THE AUDIT COMMITTEE

The primary responsibility of the Audit Committee is to assist the Board of Directors of the Corporation (the “Board”) in fulfilling its oversight responsibilities relating to (i) the quality and integrity of the financial reporting process, (ii) compliance with legal and regulatory requirements, (iii) the performance of the Corporation’s internal audit function, and (iv) the appointment of the independent registered public accounting firm. Management is responsible for the financial statements and the financial reporting process, including the implementation and maintenance of effective internal controls. The independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), is responsible for expressing an opinion on the Corporation’s financial statements and its internal control over financial reporting. The Board has concluded that all Audit Committee members are independent under Nasdaq and SEC rules, are financially literate and possess “financial sophistication” as defined by the Nasdaq Rules, and qualify as Audit Committee “financial experts” under the SEC’s guidelines. The Audit Committee has reviewed and discussed with management and PwC the Corporation’s audited financial statements as of and for the year ended December 31, 2020.

During 2020, the Audit Committee conducted eight meetings. The Audit Committee chair and other members of the Audit Committee reviewed and commented on the Corporation’s earnings news release and interim financial statements contained in the Corporation’s quarterly report on SEC Form 10-Q during each quarter, and met and discussed the Corporation’s draft Annual Report on SEC Form 10-K with the chief financial officer, general counsel, and PwC prior to the report’s filing and public release. The Audit Committee considers various relevant factors including qualifications, performance, and independence when appointing the audit firm and evaluating the audit firm annually. The Audit Committee is also involved in the selection process of the lead engagement partner when rotation is required after five years under the SEC’s audit partner rotation rules or for other reasons. Due to rotational requirements, a new lead engagement partner was selected effective for the 2017 fiscal year. In addition, the Audit Committee reviewed and ratified its Charter, which is available within the Governance section of the Corporation’s website.

The Audit Committee discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. Both the vice president of internal audit and PwC have complete and direct access to the Audit Committee, and the Audit Committee has the same access to the vice president of internal audit and PwC. The Audit Committee met with the vice president of internal audit and PwC, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation’s internal controls, and the overall quality of the Corporation’s financial reporting process. The Audit Committee met separately with the Corporation’s chief financial officer and general counsel. The Audit Committee discussed with management the status of pending litigation, taxation, and other areas of oversight relating to financial reporting and audit processes as the Committee determined to be appropriate. The Audit Committee also reviewed the Company’s Enterprise Risk Management (ERM) program, including, among other topics, specific information security risks. The Audit Committee recommended that many of these topics be addressed in presentations to the Board. The Audit Committee has discussed the overall scope of the Corporation’s internal audits and approved the annual internal audit plan. The Audit Committee reports the results of these discussions to the Board on a quarterly basis.

The Audit Committee received and reviewed the written communications from PwC as required by applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with audit committees concerning independence and has discussed with PwC its independence. The Audit Committee has adopted procedures for pre-approving all audit, audit-related, and non-audit services provided by PwC, which included reviewing and approving estimated fees for audit, audit-related, and permitted non-audit services. The Audit Committee considers the compatibility of all services provided by PwC with its independence and has concluded the provision of the non-audit services is compatible with maintaining PwC’s independence. During the fiscal year ended December 31, 2020, PwC was employed principally to perform the annual audit and to render tax services. The Audit Committee reviewed the audit engagement letter and approved all fees paid to PwC for audit, audit-related, and non-audit services.

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Report of the Audit Committee

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Corporation’s Annual Report on SEC Form 10-K for the year ended December 31, 2020, as filed with the SEC. The Audit Committee appointed PwC as the Corporation’s independent registered public accounting firm for fiscal 2021, subject to stockholder ratification.

Submitted by the Audit Committee:

W. Bradley Hayes (Chair)

Mark A. Alexander

Cory J. Boydston

Craig A. Steinke

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Corporate Governance

CORPORATE GOVERNANCE

Builders FirstSource is committed to conducting its business in a way that reflects best practices, as well as the highest standards of legal and ethical conduct. To that end, the Board of Directors has approved a comprehensive system of corporate governance documents. These documents are reviewed periodically and updated as necessary to reflect changes in regulatory requirements and evolving oversight practices. These policies embody the principles, policies, processes, and practices followed by the Board, executive officers, and employees in governing the Corporation and serve as a flexible framework for sound corporate governance.

Code of Business Conduct and Ethics

Builders FirstSource and its subsidiaries endeavor to do business according to the highest ethical and legal standards, complying with both the letter and spirit of the law. Our Board of Directors approved a Code of Business Conduct and Ethics that applies to the Corporation’s directors, officers (including our principal executive officer, principal financial officer, principal accounting officer, and controller), and employees. Our Code of Business Conduct and Ethics is administered by the Compliance Committee, which is made up of representatives from our Finance, Legal, Human Resources, and Internal Audit Departments. Our employees are encouraged to report any suspected violations of laws, regulations, or the Code of Business Conduct and Ethics and all unethical business practices. We provide a continuously monitored hotline for anonymous reporting by employees. Our Board of Directors also approved a Supplemental Code of Ethics for Chief Executive Officer, President, and Senior Financial Officers of Builders FirstSource, Inc., which is administered by our General Counsel. Both policies can be found on the Governance section of our corporate website at www.bldr.com. Stockholders may request a free copy of these policies by contacting the Corporate Secretary, Builders FirstSource, Inc., 2001 Bryan Street, Suite 1600, Dallas, Texas 75201.

In addition, within four business days of:

•

any amendment to our Code of Business Conduct and Ethics or our Supplemental Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, or Controller, or

•	the grant of any waiver, including an implicit waiver, from a provision of one of these policies to one of these officers that relates to one or more of the items set forth in Item 406(b) of Regulation S-K, we will provide information regarding any such amendment or waiver (including the nature of any waiver, the name of the person to whom the waiver was granted, and the date of the waiver) on our website at the internet address above. Such information will be available on our website for at least a 12-month period. In addition, we will disclose any amendments and waivers to our Code of Business Conduct and Ethics and our Supplemental Code of Ethics as required by the Nasdaq Rules.

Additionally, the Corporation has adopted a Related Party Transaction Policy that works in conjunction with the Code of Business Conduct and Ethics and sets forth the process by which the Audit Committee will review certain related party transactions between the Corporation and its executive officers, directors, and greater than five percent beneficial owners, and their immediate family members, and the Corporation.

By-law Provisions on Stockholder Nominations of Director Candidates

Builders FirstSource’s By-laws provide that no director candidate may be nominated by a stockholder for election at a meeting unless the stockholder (i) has delivered to the Corporate Secretary, within the time limits described in the By-laws, a written notice containing the information specified in the By-laws and (ii) was a stockholder of record (a) at the time such notice was delivered to the Corporate Secretary and (b) on the record date for the determination of stockholders entitled to notice and to vote at the meeting at which such director is standing for election. Accordingly, in order for a stockholder’s nomination of a person for election to the Board of Directors to be considered by the stockholders at the 2022 annual meeting in accordance with the Corporation’s By-laws, the required written notice must be received by our Corporate Secretary on or after February 15, 2022, but no later

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Corporate Governance

than March 17, 2022. Only individuals nominated in accordance with the procedures set forth in the By-laws are eligible to stand for election as directors at a meeting of stockholders and to serve as directors. A copy of the By-laws may be obtained on the Governance section of our website at www.bldr.com, by written request to the Corporate Secretary, Builders FirstSource, Inc., 2001 Bryan Street, Suite 1600, Dallas, Texas 75201, or by e-mail at inforequest@bldr.com. The foregoing is subject to the Corporation’s obligations under SEC Rule 14a-8 regarding the inclusion of stockholder proposals in the Corporation’s proxy statements, which is further described below in “Stockholder Proposals.”

Policy on Stockholder Recommendations for Director Candidates

The Nominating and Corporate Governance Committee adopted a Policy on Stockholder Recommendations for Director Candidates to describe the process by which the Nominating and Corporate Governance Committee (in preparing their recommendation of director nominees to the Board) will consider candidates for director recommended by stockholders in accordance with the Corporation’s By-laws. A current copy of the Policy on Stockholder Recommendations for Director Candidates is available on the Governance section of our website at www.bldr.com. To have a candidate considered by the Nominating and Corporate Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	The name and record address of the stockholder and evidence of such stockholder’s ownership of the Corporation’s stock, including the number of shares owned and the length of time of ownership,

•	Whether the stockholder intends to appear in person or by proxy at the meeting to make the nomination,

•	A description of all arrangements or understandings between the stockholder and the nominee and any other person or persons, naming such person or persons, pursuant to which the nomination is made,

•

The name, age, residence, business address, and principal occupation of the candidate; the candidate’s resume or a listing of his or her qualifications to be a director of the Corporation; the number of shares of the Corporation’s stock, if any, owned beneficially or of record by the candidate; and the candidate’s consent to be named as a director if selected and nominated by the Board, and

•

Any other information relating to either the stockholder or the candidate that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

The stockholder recommendation and information described above must be sent to the Corporate Secretary, at 2001 Bryan Street, Suite 1600, Dallas, Texas 75201, and must be delivered to, or mailed and received by, the Corporate Secretary (i) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders (provided, however, that if the annual meeting is called for a date not within thirty (30) days before or after such anniversary date, notice by the stockholder, in order to be timely, must be received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first) and (ii) in the case of a special meeting of stockholders called to elect directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first.

Policy on the Director Nomination Process

The Nominating and Corporate Governance Committee adopted a Policy on the Director Nomination Process that describes the process followed by the Nominating and Corporate Governance Committee to identify, evaluate, and recommend future director candidates for selection by the full Board. A current copy of the Policy on the Director Nomination Process is available on the Governance section of our website at www.bldr.com.

The Nominating and Corporate Governance Committee believes the minimum qualifications for serving as a director of the Corporation are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Corporation

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Corporate Governance

and have a record and reputation for honest and ethical conduct in both his or her professional and personal activities. Nominees for director shall be those people who, after taking into account their skills, expertise, integrity, character, judgment, age, independence, corporate experience, length of service, diversity of background and experience, conflicts of interest, and commitments, including, among other things, service on the boards (or comparable governing bodies) of other public companies, private business companies, or similar organizations, and other qualities, are believed to enhance the Board’s ability to manage and direct, in an effective manner, the affairs and business of the Corporation, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation, or the Nasdaq Rules.

A nominee for director should have an understanding of the workings of large business organizations such as the Corporation, as well as the ability to make independent, analytical judgments, the ability to communicate effectively, and the ability and willingness to devote the time and effort to be an effective and contributing member of the Board. In addition, the Nominating and Corporate Governance Committee will examine a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest, and independence from management and the Corporation.

The Nominating and Corporate Governance Committee will identify potential nominees by asking current directors and executive officers to notify the Nominating and Corporate Governance Committee if they become aware of persons meeting the criteria described above. The Nominating and Corporate Governance Committee may also, from time to time, engage firms that specialize in identifying director candidates. As described further in the Corporation’s Policy on Stockholder Recommendations for Director Candidates, the Nominating and Corporate Governance Committee will also consider candidates recommended by stockholders.

Once a person is identified by the Nominating and Corporate Governance Committee as a potential candidate, the Nominating and Corporate Governance Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating and Corporate Governance Committee determines that the candidate warrants further consideration, the Nominating and Corporate Governance Committee will contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating and Corporate Governance Committee will request information from the candidate and review the person’s accomplishments and qualifications, including in light of any other candidates that the Nominating and Corporate Governance Committee might be considering. In certain instances, the Nominating and Corporate Governance Committee may conduct one or more interviews with the candidate, contact one or more references provided by the candidate, or contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The evaluation process conducted by the Nominating and Corporate Governance Committee does not vary based on whether a candidate is recommended by a stockholder, although the Nominating and Corporate Governance Committee may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

The Nominating and Corporate Governance Committee considers diversity of background, including gender and race, perspective, and experience as one of several factors set forth in the Policy on the Director Nomination Process that it takes into account in evaluating a potential director candidate’s qualifications. In filling future vacancies on the Board, the Board and the Nominating and Corporate Governance Committee have reaffirmed their intent to focus on candidates that improve the overall quality of the Board by bringing a diversity of background, perspective, and experience, including with respect to gender, race, age, and specialized experience.

The Nominating and Corporate Governance Committee will generally evaluate the effectiveness of the Policy on the Director Nomination Process annually, including those sections dealing with diversity of background and experience, but does not have a formal review process covering diversity.

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Corporate Governance

Policy on Stockholder-Director Communications

The Policy on Stockholder-Director Communications describes the process for stockholders to send communications to the Board. Stockholders and other interested parties may contact any member (or all members) of the Board (including without limitation the non-management or independent directors as a group, any Board committee, or any chair of any such committee) in writing by mail or overnight service or electronically. To communicate with the Board of Directors, any individual directors, or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent to the Corporation in care of the Corporate Secretary at 2001 Bryan Street, Suite 1600, Dallas, Texas 75201. A current copy of the Policy on Stockholder-Director Communications is available on the Governance section of our website at www.bldr.com.

All communications received will be opened by the office of our General Counsel for the sole purpose of determining whether the contents represent a message to our directors. Any contents that legitimately relate to the business and operation of the Corporation and that are not in the nature of advertising, promotions of a product or service, patently offensive material, charitable requests, repetitive materials, or promotions of a political or similar agenda will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the General Counsel’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

Auditor Services Pre-Approval Policy

Our Audit and Non-Audit Services Pre-Approval Policy, available on the Governance section of our website at www.bldr.com, defines the principles and procedures followed by the Audit Committee in pre-approving audit and non-audit services performed by the Corporation’s independent registered public accounting firm.

Policy Regarding Hedging and Pledging

The Corporation’s Insider Trading Policy, which is applicable to all directors, executive officers, and other employees, provides that such persons may not trade in options, warrants, puts and calls, or similar instruments on Corporation securities, hold Corporation securities in margin accounts, or sell Corporation securities “short” without the prior written approval of the Corporation’s General Counsel. Such persons may not enter into any other hedging transaction involving Corporation securities or pledge Corporation securities as collateral for a loan or other obligation without the prior written approval of the Corporation’s General Counsel.

2020 Sustainability Highlights

As the largest U.S. supplier of building products, prefabricated components, and value-added services to the professional market segment for new residential construction and repair and remodeling, we continue to make significant advancements in our commitment to environmental sustainability. We continuously strive to ensure that steps are taken to minimize our carbon footprint and seek new opportunities and resources that will reduce and limit adverse impacts on the environment globally and in our communities. Our senior leadership prioritizes the development of organization-wide efforts to embed sustainability across the Company’s operations.

We are also committed to delivering long-term value to our employees, customers, communities, and stockholders. Guided by initiatives such as the Sustainability Accounting Standards Board (SASB) and informed by our stakeholders, we focus on issues, like our strong safety record, that contribute to the success of our business. The Company has implemented many processes aimed at protecting our associates during the COVID-19 pandemic, including providing personal protective equipment and encouraging remote work where appropriate. The Company also reduced recordable injury rates for the pro-forma combined company (Builders FirstSource and BMC) by 12% to 3.45% in 2020. While we take pride in our noteworthy safety accomplishments to date, we are focused on continuously improving our safety performance by targeting a further 10% improvement for 2021.

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Corporate Governance

In sourcing our materials, Builders FirstSource is committed to partnering with those companies that share our values on environmental sustainability and responsibility towards our planet. Our top suppliers represent industry leaders in actively promoting, supplying, or collaborating with environmentally conscious organizations including the Sustainable Forestry Initiative (“SFI”), the Forest Sustainability Counsel (“FSC”), ISO 14001, and the Programme for the Endorsement of Forest Certification (“PEFC”). The certification of SFI is accepted by the U.S. Green Building Council in its Leadership in Energy and Environmental Design (“LEED”) rating system. The Company has enacted a Responsible Supply Chain Policy outlining that it expects all of its suppliers to buy materials from socially responsible sources in compliance with Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Included in our sustainability efforts is our goal to help our customers cost-effectively improve their safety and efficiency. Our READY-FRAME® products, which are computerized, precisely pre-cut, and labeled framing bundles, enable crews to build faster and safer and with less waste. READY-FRAME® houses took 20% less time to complete and were framed with 39% less labor. The jobsites where READY-FRAME® products are utilized require 60% less saw time and 27% less ladder time, making them much safer and cleaner than jobsites that use conventional framing products and methods. Additionally, each of these homes only requires a single dumpster haul, compared with three dumpster hauls for each conventionally framed home. The reduction in wasted lumber means that nearly 2,000 fewer board feet of lumber is needed to build a home with our READY-FRAME® products.

Representatives at Levy Partnership, a New York City consulting firm that specializes in sustainable building, analyzed all of the data collected from construction using our READY-FRAME® products and figured savings of approximately 2,500 pounds of carbon per completed house frame and 7.8 fewer trees harvested per home. These savings also translated to less mill time, resulting in another 1,500 fewer pounds of carbon emissions per home.

As a key tenet of our business, we are proud of our success to date in contributing to the sustainability of our planet and are committed to continuing to expand on these efforts in meaningful ways for the wellbeing of our employees, customers, communities, and stockholders.

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Executive Officers of the Registrant

EXECUTIVE OFFICERS OF THE REGISTRANT

The executive officers of Builders FirstSource and their ages (as of April 28, 2021) are as follows:

Name	Age	Position(s) Held
David E. Flitman (1)	56	President, Chief Executive Officer, and Director
Peter M. Jackson	49	Executive Vice President and Chief Financial Officer
Timothy D. Johnson	46	Executive Vice President, General Counsel and Corporate Secretary
Michael A. Farmer	44	President – Commercial Operations
Stephen J. Herron	63	President – East Division
Michael Hiller	47	President – Central Division
Scott L. Robins	54	President – West Division

(1)	As Mr, Flitman is also a director of the Corporation, Mr. Flitman’s biography is set forth under “Proposal 1 – Election of Directors” beginning on page 7 of this Proxy Statement.

Peter M. Jackson was appointed as Executive Vice President and Chief Financial Officer in January 2021. He had been Senior Vice President and Chief Financial Officer of the Corporation since November 2016. Prior to joining the Corporation, Mr. Jackson was employed by Lennox International, Inc. (“Lennox”). Since July 2014, he had served as Vice President and CFO of Lennox’s Refrigeration Segment. His previous positions at Lennox also included Vice President, Finance – Financial Planning and Analysis and Mergers and Acquisitions as well as Vice President and Chief Financial Officer of Lennox’s Residential Heating and Cooling Segment. Before joining Lennox, Mr. Jackson served in multiple financial leadership positions at SPX Corporation, General Electric, and Gerber Scientific. He is a certified public accountant and a graduate of General Electric’s Experienced Financial Leadership program. He holds an M.B.A. degree from Rensselaer Polytechnic Institute and a B.S. from Bryant University.

Timothy D. Johnson joined the Corporation as Executive Vice President, General Counsel, and Corporate Secretary in January 2021. Previously, he served as Executive Vice President, General Counsel, and Corporate Secretary of BMC Stock Holdings, Inc. since January 2019. Prior to BMC, Mr. Johnson was Senior Vice President and General Counsel at Ply Gem Holdings, Inc. from June 2008 until January 2019 and Senior Vice President and Regional Counsel for Arysta LifeScience North America from March 2006 to June 2008. Mr. Johnson practiced law at the international law firms of Hunton Andrews Kurth (previously Hunton & Williams) and Wilson, Sonsini, Goodrich & Rosati. He holds a B.A. in Biology from Taylor University and a J.D. from Duke University School of Law.

Michael A. Farmer was appointed as President – Commercial Operations in January 2021. Prior to joining the Corporation, Mr. Farmer served in various roles at BMC Stock Holdings, Inc., including Executive Vice President – Operational Excellence, People and Growth from February 2019 to December 2020 and as Senior Vice President of Human Resources from December 2015 to January 2019. Prior to that, he had been a member of the human resources department at Stock Building Supply since 2006. Mr. Farmer holds a bachelor’s degree from Hope College and a master’s degree from Michigan State University. Mr. Farmer has also completed executive development programs at the Wharton School of the University of Pennsylvania and Harvard University.

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Executive Officers of the Registrant

Stephen J. Herron was appointed as President – East Division of the Corporation in January 2021. Mr. Herron previously served as Senior Vice President (Region 5) for the Corporation from August 2015 to December 2020. Before the Corporation’s acquisition of ProBuild Holdings LLC in 2015, he served as Senior Vice President of the Southeastern US Operations for Pro Build. Prior to that, Mr. Herron served as Senior Vice President for HD Supply Holdings and oversaw the lumber and building materials (LBM) division. He has over 39 years of experience in the building products industry and has held senior management roles at Home Depot, HD Supply Holdings, and Williams Brothers Lumber.

Michael Hiller was appointed as President – Central Division in January 2021. Prior to joining the Corporation, Mr. Hiller served in various roles at BMC Stock Holdings, Inc., including Division Vice President – Intermountain from January 2017 to December 2020, Area Manager – Colorado from January 2015 to December 2016, and Area Manager – Utah from October 2011 to December 2014. He holds a Master’s in Business Administration and graduate certificate in finance from Westminster College.

Scott L. Robins was appointed as President – West Division in January 2021. Mr. Robins had previously served as Senior Vice President and Chief Operating Officer – West of the Corporation since February 2018. He was a Senior Vice President – Operations of the Corporation since the acquisition of ProBuild Holdings LLC by the Corporation in 2015 and with ProBuild prior to that since 2007. At ProBuild, Mr. Robins had supervisory responsibility for 93 locations in eight states. Mr. Robins joined Hope Lumber Company in 2004 as a Vice President of Operations, overseeing numerous operations in a three-state area, and continued in that role when Hope was acquired by ProBuild Holdings LLC in 2007. Before then, he had worked in various operational, sales, and supply chain management positions with Anderson Lumber and Stock Building Supply since 1988. Mr. Robins has 30 plus years of experience in the building products business. He holds a B.A. in Finance from Weber State University.

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Executive Compensation and Other Information

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

Overview

In the discussion that follows, we will give an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies with respect to our top executive officers, and the material factors that we considered in making those decisions. The executive officers of our Company during 2020 (whom we refer to herein as our “named executive officers,” or “NEOs”) were as follows:

Name	Title
Chad Crow	President and Chief Executive Officer
Peter Jackson	Senior Vice President and Chief Financial Officer
Dave Rush	Senior Vice President and Chief Operating Officer - East
Scott Robins	Senior Vice President and Chief Operating Officer - West
Don McAleenan	Senior Vice President and General Counsel

In 2020, Dave Rush and Scott Robins served as operational leaders with separate geographic responsibilities (who we refer to herein as our “Regional NEOs”). Mr. Rush served as the Senior Vice President and COO of our operations located in the eastern half of the U.S. (“East Region”). Mr. Robins served as the Senior Vice President and COO of our operations located in the western half of the U.S. (“West Region”). As such, their compensation was aligned to reflect the performance of their respective regions where appropriate.

The remaining three NEOs, Chad Crow, Peter Jackson, and Don McAleenan, were corporate leaders (who we refer to herein as our “Corporate NEOs”) in 2020. As such, their compensation was aligned to reflect overall company performance, which included regional and corporate-managed performance metrics.

As previously announced, Chad Crow stepped down as President as of the Merger Effective Date, but continued to serve as CEO until April 1, 2021, at which time he retired. Dave Flitman has served as President of the Company since the Merger Effective Date and became our CEO effective April 1, 2021. In addition, as a result of the Merger, the roles of several of our NEOs changed. On the Merger Effective Date, Dave Rush became Executive Vice President – Integration and Scott Robins became President – West Division. Additionally, Don McAleenan retired as Senior Vice President and General Counsel on December 31, 2020.

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Executive Compensation and Other Information

Executive Summary

In early 2020, our Board of Directors tasked our executive team with several priority objectives for the year. The Compensation Committee believes that the executive team substantially accomplished these objectives, which are summarized as follows:

2020 Priority Objectives	2020 Achievements
Continue to accelerate growth and stockholder value through strategic acquisitions	On January 1, 2021, we completed our merger with BMC Stock Holdings, Inc. and became the nation’s largest U.S. supplier of building products for new residential construction with approximately 550 locations in 40 states
Adjusted EBITDA(1) (defined below) equal to or greater than $570 million target in our 2020 Annual Operating Plan (“2020 AOP”)	Record Adjusted EBITDA of $700 million (an increase of 35.7% over 2019)
Working Capital as a Percentage of Sales equal to or less than 8.8% target in our 2020 AOP	Working Capital as a Percentage of Sales equal to 8.1%
Reduction of net debt/Adjusted EBITDA leverage ratio (2.5x at December 31, 2019)	Net debt/Adjusted EBITDA leverage ratio of 1.7x at December 31, 2020
Return on invested capital (“ROIC”) growth of 7.5% or more	Achieved ROIC growth of 22.9%
Expansion of manufacturing capacity for value-added products	• Acquired a millwork facility and leading value-added product supplier • Opened two additional truss facilities • Implemented productivity enhancements at several existing locations
Continued implementation of operational initiatives designed to increase margins on non-commodity product sales, improve fleet safety, develop market-level growth and people development plans	Made notable progress on the continuing implementation of several sales and growth initiatives and the design of people development plans

With our financial and operational objectives in mind, our Compensation Committee designed the 2020 executive compensation program, which included the following components:

•

Salary increases for all NEOs(2) except Chad Crow, who, in January 2020, notified the Board of Directors of his intention to retire as President and Chief Executive Officer upon appointment of his successor.

•

The Compensation Committee implemented a performance-based annual incentive bonus program for all corporate managers, including our NEOs (the “2020 Corporate Incentive Plan” or the “2020 Plan”). As described in more detail below, the 2020 Corporate Incentive Plan provided our NEOs with an opportunity to earn an annual incentive based on (i) the amount of Adjusted EBITDA generated by the Company in 2020, (ii) the level of working capital as a percentage of sales produced by the Company for the year, and (iii) management’s achievement of key short-term operational objectives set by our CEO in consultation with the Compensation Committee. Because of management’s significant outperformance of these financial and operational objectives, our NEOs received 2020 annual incentive awards ranging from 130.8% to 151.8% of their respective target bonus opportunities under the 2020 Plan.

•

The Compensation Committee annually considers the grant of equity incentive awards to our executive team in order to further align their financial interests with those of our stockholders. Effective in March 2020, the Compensation Committee issued new equity incentive awards to key managers, including our NEOs, in order to promote retention and to incentivize management to maximize the financial performance of our Company. The equity incentive awards consisted of both performance-based restricted stock units (“PRSUs”) and time-vesting restricted stock units (“TRSUs”). The PRSUs vest based on the achievement of annual and three-year ROIC goals set by the Compensation Committee,

1.	Company provided a reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures in its Form 8-K filed with the Securities and Exchange Commission on February 26, 2021.
2.

In response to the global COVID-19 pandemic, our NEOs voluntary elected to temporarily reduce their base salaries beginning in March 2020. Our CEO’s base salary was reduced by 25%, and our other NEOs’ base salaries were reduced by 20%. The salary reductions were reversed in June 2020 based on the Company’s continued strong financial performance during 2020.

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Executive Compensation and Other Information

with a performance modifier based on total shareholder return (“TSR”) of the Company measured over the three-year performance period, as described below. The Compensation Committee selected ROIC as the primary performance metric for the PRSUs in order to better align management’s financial interest with those of our stockholders over the longer term.

Compensation Principles

Our executive compensation program has been designed to provide a total compensation package that allows us to attract, retain, and motivate executives who have the talent to capably manage our business. Our executive compensation program has historically been guided by several key principles:

•	Provide total compensation opportunities at levels that are competitive for comparable positions at companies with whom we compete for talent.
•	Provide incentives to our executive officers to achieve key financial objectives set by the Board of Directors.
•	Provide an appropriate mix of fixed and variable pay components to establish a “pay-for-performance” oriented compensation program.
•	Align the financial interests of executives with stockholder interests by providing significant compensation opportunities in the form of equity awards.
•	Emphasize direct pay components, such as cash and equity, and avoid indirect compensation, such as benefits and perquisites that are not available to employees generally.

Key Executive Compensation Practices

The following is a summary of our executive compensation practices that we believe drive performance and align our executives’ interests with the interests of our stockholders:

•	We strive to provide balanced pay opportunities for our executives, consisting of an appropriate mix of cash and equity, annual and longer-term incentives, and fixed and variable pay.
•	Our annual incentive plan is performance-based, and payouts are subject to minimum thresholds based on performance targets and appropriate caps.
•	Our executive officers participate in the same health and welfare benefit programs and retirement plans as other salaried employees.
•

We have a compensation clawback policy that allows the Company, in the event of a restatement of its financial results, to recover excess amounts erroneously paid to executive officers under certain circumstances.

•	Our incentive plan provides for “double-trigger” vesting for equity awards upon a change in control.
•	We do not provide any tax gross-ups.
•	Our insider trading policy prohibits employees and directors from engaging in pledging or hedging activities involving Company stock.

Consideration of Most Recent Advisory Stockholder Vote on Executive Compensation

At the annual meeting of stockholders on June 17, 2020, over 96% of the shares represented and entitled to vote on the proposal at the annual meeting were voted to approve the compensation of the Company’s named executive officers, as discussed and disclosed in the 2020 Proxy Statement. The Board and the Compensation Committee appreciate and value the views of our stockholders. In considering the results of this advisory vote on executive compensation, the Compensation Committee concluded that the compensation paid to our named executive officers and the Company’s overall pay practices enjoy strong stockholder support.

Going forward, future advisory votes on executive compensation will serve as an additional tool to guide the Board and the Compensation Committee in evaluating the alignment of the Company’s executive compensation program with the interests of the Company and its stockholders.

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Executive Compensation and Other Information

2020 Executive Compensation Process

Role of the Compensation Committee. Under its charter, the Compensation Committee is responsible for (i) reviewing and approving our executive compensation program, (ii) administering our long-term incentive plan, (iii) reviewing the Company’s compensation programs in light of best practices and good corporate governance, (iv) reviewing and approving the Compensation Discussion and Analysis section of our proxy statement, and (v) monitoring the Company’s compensation-related risk. As part of its evaluation process relating to NEO compensation, the Compensation Committee reviewed information compiled by our compensation consultant as well as data compiled by the Company. At meetings held in November 2019 and February 2020, the Compensation Committee approved, and recommended to our Board of Directors for its ratification, the 2020 executive compensation program, which included setting 2020 base salaries, approving the 2020 Corporate Incentive Plan, and approving equity incentive awards to be granted in 2020.

Role of Executives. Our CEO and General Counsel, as well as members of our Legal, Human Resources, and Finance Departments, assisted the Compensation Committee and the Board in gathering the information needed for their respective reviews of our 2020 executive compensation program. The Compensation Committee and the Board also considered our CEO’s recommendations for our executive officers (other than himself) with respect to the 2020 executive compensation program.

Role of the Board of Directors. The Board of Directors is responsible for reviewing and ratifying the decisions and recommendations of the Compensation Committee regarding our executive compensation program. In March 2020, after considering the decisions and recommendations of the Compensation Committee, the Board ratified the 2020 executive officer compensation program.

Role of Compensation Consultants. Under its charter, the Compensation Committee is authorized to engage independent outside advisors to assist it in discharging its responsibilities relating to executive compensation. The Compensation Committee has retained Meridian Compensation Partners, LLC (“Meridian”) to perform a comprehensive review of our executive compensation program and to conduct market compensation comparisons for our executive officers in order to assist the Compensation Committee in designing our 2020 executive compensation program. The Compensation Committee determined that Meridian is independent under applicable SEC rules. While the Compensation Committee takes Meridian’s advice on compensation matters into consideration, the Compensation Committee has the authority and responsibility to make final decisions on our executive compensation program.

Market Comparisons. The Compensation Committee periodically examines the competitiveness of our executive compensation program to determine how our compensation levels compare to our overall philosophy and target markets. The Compensation Committee has retained Meridian to assist in updating our Peer Group (defined below) list for purposes of reviewing market compensation comparisons. In our case, peer selection is somewhat difficult due to the lack of publicly-traded companies with whom we compete and the absence of available data for privately-held competitors. Therefore, we have expanded our Peer Group to include additional publicly-traded companies of generally similar size that serve additional end markets to provide a proxy for the market in which we compete for executive talent. Peer selection is primarily focused on size based on revenues because that metric provides a reasonable point of reference for comparing similar positions and scope of responsibility. The Peer Group approved by the Compensation Committee for 2020 market comparisons was almost identical to the Peer Group approved for 2019 market comparisons, with only USG Corporation being removed in 2020 as a result of a merger.

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Executive Compensation and Other Information

For purposes of the Compensation Committee review of market compensation comparisons for 2020, the primary peer group (“Peer Group”) included:

Peer Group Companies	GICS Sub-Industry	Revenue(1)
A. O. Smith Corporation	Building Products	$3,080
Beacon Roofing Supply, Inc.	Trading Companies and Distributors	$7,011
BMC Stock Holdings, Inc.	Trading Companies and Distributors	$3,622
Boise Cascade Company	Forest Products	$4,676
Fastenal Company	Trading Companies and Distributors	$5,189
Fortune Brands Home & Security, Inc.	Building Products	$5,637
HD Supply Holdings, Inc.	Trading Companies and Distributors	$6,175
JELD-WEN Holding, Inc.	Building Products	$4,357
Lennox International Inc.	Building Products	$3,763
Masco Corporation	Building Products	$8,325
Mohawk Industries, Inc.	Home Furnishings	$10,021
Owens Corning	Building Products	$7,127
PulteGroup, Inc.	Homebuilding	$10,134
Univar Inc.	Trading Companies and Distributors	$8,847
Universal Forest Products, Inc.	Building Products	$4,456
Veritiv Corporation	Trading Companies and Distributors	$8,323
W.W. Grainger, Inc.	Trading Companies and Distributors	$17,223
WESCO International, Inc.	Trading Companies and Distributors	$8,190

1.	Revenue measured as of trailing 12 months starting September 30, 2019. Dollar figures in millions.

Our market comparison analysis consisted of all components of total direct compensation, including base salary, annual bonus, and long-term incentives. These components were measured against data gathered from the proxy statements of the Peer Group.

Elements of our Compensation Program

Components of Compensation. There are three main components of our executive compensation program:

•	Base salary,
•	Annual cash incentives, and
•	Long-term equity incentives.

The Compensation Committee generally seeks to provide total direct compensation opportunities to our executive officers, consisting of base salary, target annual cash incentive, and long-term equity award value (“TDC”), at approximately the median of the market or below, but individual market positioning may be more or less than median for a variety of reasons such as Company and individual performance, experience, tenure, retention concerns, internal alignment, unique aspects of their role relative to external benchmarks, or other relevant factors. Based on the market comparison surveys conducted by Meridian, the 2020 TDC target opportunities established for our executive officers were consistent with this compensation philosophy and were within the following percentile ranges relative to our Peer Group:

Name	Peer Group Range
Chad Crow	25-50%
Peter Jackson	Approximately 50%
Dave Rush	25-50%
Scott Robins	25-50%
Don McAleenan	Approximately 50%

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Executive Compensation and Other Information

The following sections describe in greater detail each of the elements of our executive compensation program, why they were selected, and how the amounts of each element were determined.

Base Salary

Base salary is designed to compensate the executive officers for their roles and responsibilities and to provide a stable and fixed level of compensation that serves as a retention tool throughout the executive’s career. In determining base salaries, we generally consider each executive’s role and responsibilities, unique skills, the salary levels for similar positions in our Peer Group companies, and internal pay equity.

In January 2020, Mr. Crow notified the Board of Directors of his intention to retire as President and Chief Executive Officer during the year. Accordingly, Mr. Crow did not receive a salary increase in 2020. Additionally, in response to the global COVID-19 pandemic, our NEOs voluntary elected to temporarily reduce their base salaries beginning in March 2020. Mr. Crow’s base salary was reduced by 25%, and our other NEOs’ base salaries were reduced by 20%. The salary reductions were reversed in June 2020 based on the Company’s continued strong financial performance during 2020.

The salaries approved for our executive officers are listed below (these amounts do not reflect the temporary salary reductions related to COVID-19 referenced above) and were within the following percentage ranges of our Peer Group:

Name	2019 Salary	2020 Salary	Increase	Peer Group Range
Chad Crow	$ 950,000	$ 950,000	0.0%	25-50%
Peter Jackson	$ 525,000	$ 550,000	4.8%	25-50%
Dave Rush	$ 450,000	$ 500,000	11.1%	Approximately 50%
Scott Robins	$ 434,700	$ 500,000	15.0%	Approximately 50%
Don McAleenan	$ 470,000	$ 485,000	3.2%	Approximately 50%

Annual Cash Incentives

We provide annual cash incentive opportunities to our executive officers that are designed to reward the achievement of financial results measured over the current fiscal year. The Compensation Committee selects the financial performance goals applicable to the annual incentive program, which are based on key financial metrics that are deemed critical to the Company’s near-term success.

2020 Corporate Annual Incentive Plan. For 2020, the Compensation Committee decided to implement an annual cash incentive program for our corporate office managers, including our NEOs, that was largely identical to the 2019 program. Under the 2020 Corporate Incentive Plan, a target bonus opportunity for each participant was set as a percentage of base salary determined by their position. Actual bonus amounts that could be earned by our NEOs ranged from 0% (for performance below threshold levels) to a maximum of 200% (for performance above target levels) of their respective target bonus amounts. For 2020, the Compensation Committee set the target bonus opportunity for each NEO at 100% of such NEO’s base salary, as provided in each NEO’s employment agreement. Under the 2020 Plan, 80% of an NEO’s bonus potential was based solely on the Company’s achievement of financial goals in 2020, while the remaining 20% was based on achievement of certain key short-term operational objectives, as described below.

Specifically, the 2020 Corporate Incentive Plan provided for bonuses for our NEOs based on the following metrics:

Metric	Weighting
Adjusted EBITDA	65%
Working Capital as a Percentage of Sales	15%
Operational Goals	20%

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Executive Compensation and Other Information

The Compensation Committee chose Adjusted EBITDA (as defined below) and Working Capital as a Percentage of Sales as the financial performance goals under the 2020 Plan because it believes that these metrics provide an effective incentive to maximize financial performance and closely align management awards with Company performance and the financial interests of stockholders.

Adjusted EBITDA Metric. The 2020 Plan provided that 65% of the bonuses for Messrs. Crow, Jackson, and McAleenan and 32.5% of the bonuses for Messrs. Rush and Robins were based on the amount of Adjusted EBITDA earned by the Company for the year as compared to the budgeted target amount of Adjusted EBITDA included in the Company’s 2020 AOP. The other 32.5% of the Adjusted EBITDA bonus component for Messrs. Rush and Robins was based on the amount of Adjusted EBITDA earned in 2020 by the regions for which they were operationally responsible as compared to the 2020 AOP. “Adjusted EBITDA” is calculated as earnings before interest, taxes, depreciation, and amortization, as adjusted for other non-recurring and/or non-cash items.

The 2020 Plan provided that no bonuses would be earned under the Adjusted EBITDA component unless the Company achieved more than 70% of its Adjusted EBITDA target included in the 2020 AOP, as set by the Board of Directors.

The following grid outlines the scaled bonus payments for this component of the 2020 Plan based on the Company’s Adjusted EBITDA performance in 2020. Any performance between levels was calculated based on the linear interpolation between such levels.

Adjusted EBITDA Targets (65% Weighting)
Target Levels	Percentage of Target Earned
Under $399 million	0%
$456 million	50%
$513 million	75%
$570 million	100%
$684 million	150%
$741 million	maximum 200%

The Adjusted EBITDA target included in the 2020 AOP was $570 million. As noted above, the Company achieved Adjusted EBITDA of $700 million for fiscal year 2020, 22.8% above the AOP target. The following chart shows the 2020 performance of each NEO under the Adjusted EBITDA component of the 2020 Plan.

Adjusted EBITDA Actual Performance (65% Weighting)
Name	Percentage of Target Earned
Chad Crow	167.5%
Peter Jackson	167.5%
Dave Rush	152.9%
Scott Robins	183.7%
Don McAleenan	167.5%

The Adjusted EBITDA-related bonus amounts paid to our NEOs for 2020 are included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” in this Proxy Statement.

Working Capital Metric. Working capital is a measurement of the Company’s operating liquidity and includes funds invested in accounts receivable, product inventories, and accounts payable. The Compensation Committee set the Working Capital as a Percentage of Sales target under the 2020 Plan for the NEOs at 8.8%, because that matched the Company’s budgeted working capital target included in the 2020 AOP. This working capital target included both the regional working capital results, as well as working capital managed at the corporate level (e.g., checks outstanding, corporate accruals, and prepaid assets). If the actual working capital percentage for the year was lower than the target, the bonus payment would increase. If the actual working capital percentage was higher than the target, the bonus payment would decrease. Under the 2020 Plan, the Company had to achieve at least 70% of the 2020 working capital target (or a maximum of 11.4% Working Capital as a Percentage of Sales) to trigger any payment.

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Executive Compensation and Other Information

The following grid outlines the scaled bonus payment for this component of the 2020 Plan for the actual Working Capital percentage achieved by the Company for the year. Any performance between levels was calculated based on the linear interpolation between such levels.

Working Capital Targets (15% Weighting)
Target Levels	Percentage of Target Earned
Above 11.44%	0%
10.60%	50%
9.68%	75%
8.80%	100%
7.04%	150%
6.16% or below	maximum 200%

The Company achieved an 8.1% Working Capital as a Percentage of Sales result for 2020, which was below its budget target. For purposes of this component of the 2020 Plan, the performance of all NEOs was determined based on results of the entire Company. The following chart shows the 2020 performance of each NEO under the Working Capital as a Percentage of Sales component of the 2020 Plan.

Working Capital Actual Performance (15% Weighting)
Name	Percentage of Target Earned
Chad Crow	122.4%
Peter Jackson	122.4%
Dave Rush	122.4%
Scott Robins	122.4%
Don McAleenan	122.4%

The working capital-related bonus amounts paid to our NEOs for 2020 are included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” in this Proxy Statement.

Operational Objectives Component. The Compensation Committee believes that the ability to incentivize the achievement of key short-term operational objectives by our executives is important to the Company’s success. Therefore, in addition to the Adjusted EBITDA and Working Capital metrics described above, the Compensation Committee decided that the 2020 Plan should include the achievement of specific operational objectives as a component of our NEO bonus program. For 2020, the Compensation Committee determined that our NEOs would be eligible for a maximum payment of up to 20% of their target bonus amounts based on achievement of the designated objectives. The operational objectives selected by the Compensation Committee in consultation with our CEO were as follows:

•	Pricing Optimization (5% weighting). This objective was aimed at raising the gross margin on our non-commodity product sales across each regional operating group.
•	Fleet Safety (5% weighting). This objective was aimed at improving overall fleet safety through measuring roadside inspections.
•	Three-Year Market-Growth Plan (5% weighting). This objective was aimed at developing a multi-year plan at the market level to identify specific growth opportunities.
•

People Development (5% weighting). This objective was aimed at continuous development of our people resources with a focus on our key or critical team members, including succession plans for certain roles in the business.

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Executive Compensation and Other Information

The Compensation Committee, in consultation with our CEO, set these objectives on a company-wide basis, with the executive officers being responsible for their implementation. The performance of Messrs. Crow, Jackson, and McAleenan against these objectives was based on the overall performance of the Company as a whole during 2020. The performance of Messrs. Rush and Robins against these objectives for 2020 was based on the performance of the regions for which they are responsible. The following charts show the 2020 performance of each NEO against the various operational objectives set by the Compensation Committee.

Operational Objectives Actual Performance (20% Weighting)
Name	Percentage of Target Earned
Chad Crow	70.0%
Peter Jackson	70.0%
Dave Rush	65.0%
Scott Robins	70.0%
Don McAleenan	70.0%

Overall Payout. As a result of the Company’s 2020 financial performance, as well as the substantial achievement by our executive team of the operational objectives described above, our NEOs received aggregate bonuses as follows:

Name	2020 Target Bonus (percentage of salary)	2020 Target Amount	Percentage of 2020 Target Bonus Earned
Chad Crow	100%	$ 950,000	141.2%
Peter Jackson	100%	$ 550,000	141.2%
Dave Rush	100%	$ 500,000	130.8%
Scott Robins	100%	$ 500,000	151.8%
Don McAleenan	100%	$ 485,000	141.2%

The bonus amounts paid to our NEOs for 2020 are included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” in this Proxy Statement.

Long-Term Equity Incentives

A key component of our executive compensation program consists of rewards for long-term strategic accomplishments and enhancement of long-term stockholder value through the use of equity-based incentives. We believe that long-term incentive compensation performs an essential role in attracting and retaining talented executives and providing them with incentives to maximize stockholder value. Restricted stock unit (“RSU”) awards and stock options have historically been the primary long-term incentive vehicles that we use in our executive compensation program. In 2020, the Compensation Committee decided to grant performance-based RSUs (PRSUs) and time-vesting RSUs (TRSUs), consistent with our practice in recent years. These award vehicles were selected by the Compensation Committee due to their retention value and the performance link to our stock price.

Effective March 1, 2020, the Compensation Committee and the Board approved equity awards to key managers, including our NEOs, in order to promote retention and provide incentive to management to maximize the Company’s financial performance over an extended period. 50% of the awards were TRSUs and 50% were PRSUs, as described below:

•	Time-Vesting. The TRSUs vest over three years in equal annual installments.

•

Performance-Vesting. The PRSUs vest in full on the third anniversary of the grant date based on the Company’s achievement of annual and three-year ROIC targets, with the payout subject to a modifier in the event that the Company’s TSR significantly outperforms or underperforms the TSR of our Peer Group over the three-year measurement period.

The Compensation Committee chose the foregoing performance metrics for the PRSU grants to each NEO in order to (i) incentivize our executive team to grow the Company’s ROIC in conjunction with the Adjusted EBITDA and Working Capital financial metrics utilized in our 2020 Corporate Incentive Plan and (ii) ensure that our

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Executive Compensation and Other Information

NEOs’ financial interests are aligned with those of our stockholders over an extended period. The Compensation Committee determined that 50% of the award to each NEO should be TRSUs that vest based on continued employment with the Company, because it views retention of key management talent as a critical function of our long-term equity incentive program.

Following Mr. Crow’s announcement of his intention to retire as CEO, the Compensation Committee determined that it was critical both to retain other key executives and to compensate them for managing the potential disruptions to morale and ongoing operations that may have been caused by Mr. Crow’s announcement. The Compensation Committee therefore granted to Messrs. Jackson and McAleenan a special, one-time TRSU award with a target value of $225,000 that fully vests on March 1, 2022 (the “Special TRSU Awards”).

The target value of the TRSU and PRSU awards made to each executive officer for 2020 was as follows:

Name	Value of RSU award
Chad Crow	$ 3,000,000
Peter Jackson	$ 1,475,000
Dave Rush	$ 750,000
Scott Robins	$ 750,000
Don McAleenan	$ 950,000

Excluding the Special TRSU Awards, the RSU awards to each of our executive officers were set between the 25th percentile and the median of the market. The RSU awards granted to our NEOs in 2020 are reflected in the “2020 Grants of Plan-Based Awards” table later in this Proxy Statement.

Performance Measurement – ROIC Component. The Compensation Committee believes that ROIC is an effective metric to measure the Company’s efficiency at allocating capital and generating returns for stockholders.

In establishing a long-term performance goal, the Compensation Committee and management believe it is appropriate to incentivize immediate and continued performance against pre-established goals. Additionally, as we operate in a cyclical industry, it is important to mitigate large swings in performance (either up or down). As such, the ROIC incentive plan was designed to reward for 3 individual performance years based on continual improvement from prior year results as well as the achievement against a pre-set 3-year objective. This provides the appropriate balance between year-over-year improvement and long-term sustained performance.

ROIC is defined as:

Adjusted EBIT
(Total Debt + Finance and Operating Lease Obligations – Cash and Cash Equivalents + Stockholders’ Equity) *

*  Calculated based on trailing four quarter average for each of the annual tranches

ROIC performance is measured over four separate measurement tranches: an annual ROIC measurement for each of 2020-2022 and a cumulative ROIC measurement for performance over the three-year period.

Measurement Tranche	Weight
2020 ROIC	25%
2021 ROIC	25%
2022 ROIC	25%
3-year Avg. ROIC (2020-2022)	25%

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Executive Compensation and Other Information

For each tranche, payout would begin at 50% at the minimum performance goal, would increase to 100% at the full payout target, and would be capped at 200% at the maximum target. There will be no payout for a tranche where the minimum goal is not met. Payout percentages between targets would be determined by linear interpolation. The payout scale is set forth in the following table.

Tranche	Minimum (50% Payout)	Full Payout (100% Payout)	Maximum (200% Payout)
2020 ROIC	2019 Actual ROIC	2019 Actual ROIC + 7.5% Improvement	2019 Actual ROIC + 17.5% Improvement
2021 ROIC	2020 Pro Forma ROIC	2020 Pro Forma ROIC + 7.5% Improvement	2020 Pro Forma ROIC + 17.5% Improvement
2022 ROIC	2021 Actual ROIC	2021 Actual ROIC + 7.5% Improvement	2021 Actual ROIC + 17.5% Improvement
3-year Avg. ROIC	Avg. of the 2020-2022 ROIC Minimum Targets + 7.5% improvement	3-year Avg. Minimum Target + 7.5% Improvement	3-year Avg. Minimum Target + 17.5% Improvement

As shown in the above grid, for each of the annual tranches, (i) minimum payout requires hitting the actual ROIC performance for the prior year, (ii) target payout is based on achieving the actual ROIC performance for the prior year plus a 7.5% improvement, and (iii) maximum payout would require generating a 17.5% improvement over the actual ROIC performance for the prior year. For the three-year average tranche, (i) the minimum payout threshold is a 7.5% improvement over the average of the 2020-2022 ROIC minimum targets, (ii) the target payout is a 7.5% increase over that minimum target, and (iii) the maximum target is a 17.5% increase above the minimum payout threshold.

As mentioned above, the Company’s TSR measured over the three-year vesting period of the awards will be used as a modifier rather than a primary metric. If the Company’s TSR is in the bottom two of the selected peer group of eight companies, the payout based on the ROIC percentage will be reduced by 10%. If the Company’s TSR is in the top two of that group, the payout based on the ROIC percentage will be increased by 10%. For this purpose, the peer group will not be the same as the Peer Group used for executive compensation and shown earlier in this Proxy Statement. It will be focused on companies whose businesses are the most similar to ours and, correspondingly, have stock prices that should perform more like the Company’s stock price relative to general fluctuations in the economy.

Any payouts generated by the 2020 and 2021 tranches would be subject to additional time-based vesting requirements such that they would vest in each of the annual 2020, 2021, and 2022 tranches upon the conclusion of the three-year performance period based on achievement of the ROIC and TSR performance goals for each tranche, provided that our NEOs remain employed by the Company for the full three-year period of the grant.

Executive Benefits and Perquisites

The Company seeks to maintain an egalitarian culture in its facilities and operations. The Company does not provide its executive officers with perquisites or special benefits that are not available to other employees. Company-provided air travel for officers is for business purposes only. The Company’s health care, insurance, 401(k) plan (including Company matching contributions), and other welfare and employee-benefit programs are the same for all eligible employees, including the NEOs, except that employees making over $100,000 annually make higher monthly contributions for their health insurance benefits.

The benefits provided to our named executive officers during 2020 are set forth in the “All Other Compensation” column of the “Summary Compensation Table” later in this Proxy Statement.

Post-Termination Compensation

The Board believes that severance benefits are necessary in order to attract and retain the caliber and quality of executive that the Company needs in its most senior positions.

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Executive Compensation and Other Information

The Company had entered into employment agreements with each of its executive officers. The terms of these agreements are described under the caption “Employment Agreements” later in this Proxy Statement. These agreements provide the Company with protection in the form of restrictive covenants, including non-competition, non-solicitation, and confidentiality covenants. The Board considered the advisability of using employment agreements with its executive officers and determined that they are in the best interests of the Company insofar as they permit the Company to achieve its goals of attracting and retaining the best possible executive talent while obtaining post-employment non-competition and non-solicitation covenants from executive officers.

Under the terms of their employment agreements in effect for 2020, our executive officers are entitled to certain severance benefits in the event their employment is terminated by the Company without “cause” or by the NEO under certain circumstances, as described in the employment agreements. These severance benefits include salary continuation for a period of one year, continuation of health and welfare benefits during this period, and a payment equal to the average annual bonus amount paid to the executive for the prior two fiscal years. These severance benefits are described under the caption “Potential Payments Upon Termination or Change in Control” later in this Proxy Statement.

As disclosed above (and previously announced), Chad Crow stepped down as President as of the Merger Effective Date, but continued to serve as CEO until April 1, 2021, at which time he retired. Mr. Crow entered into a consulting agreement with the Company pursuant to which Mr. Crow will provide executive-level advisory consulting services to the Company for two years after the date of his retirement. Under the consulting agreement, Mr. Crow’s outstanding restricted stock unit awards will continue to remain outstanding and vest in accordance with the terms of the original award agreements, subject to Mr. Crow’s continued service to the Company under the consulting agreement.

In addition, Don McAleenan resigned as Senior Vice President and General Counsel, effective prior to the Merger Effective Date, but remained employed as a special advisor to the Company until April 1, 2021. Mr. McAleenan’s resignation as Senior Vice President and General Counsel and termination of employment entitled Mr. McAleenan to severance benefits pursuant to his employment agreement with the Company. In February 2021, the Compensation Committee also approved a discretionary bonus for Mr. McAleenan in the amount of $6,500,000, less the aggregate amount of severance benefits payable to him under the employment agreement, in recognition of Mr. McAleenan’s significant contributions to the growth and success of the Corporation during his 23-year tenure, including his key role in the Corporation’s acquisition and integration of 43 companies.

Retirement / Post-Employment Benefits

The Company does not provide any retirement programs or benefits to its NEOs other than its 401(k) program, which is available to all employees. This is consistent with our emphasis on direct compensation and our philosophy of maintaining an egalitarian culture.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC.

Submitted by the Compensation Committee:

Cleveland A. Christophe (Chair)

Daniel Agroskin

Brett N. Milgrim

James O’Leary

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Executive Compensation and Other Information

Summary Compensation Table

The following table sets forth the cash and other compensation that we paid to our NEOs, or that was otherwise earned by our NEOs, for their services in all capacities during 2020, 2019, and 2018.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
M. Chad Crow
Chief Executive Officer and President	2020	931,731	3,031,035	1,341,353	5,700	5,309,819
	2019	950,000	3,041,688	1,006,264	4,200	5,002,152
	2018	939,904	3,048,839	928,929	4,125	4,921,797
Peter M. Jackson
Senior Vice President and Chief Financial Officer	2020	533,462	1,487,927	759,357	5,700	2,786,446
	2019	525,000	1,013,887	556,093	4,200	2,099,180
	2018	498,077	813,011	513,356	4,125	1,828,569
David E. Rush
Senior Vice President and Chief Operating Officer - East	2020	471,538	757,758	621,886	5,700	1,856,882
	2019	450,000	506,937	488,950	4,200	1,450,087
	2018	372,192	279,459	367,607	4,125	1,023,383
Scott L. Robins
Senior Vice President and Chief Operating Officer - West	2020	464,006	757,758	710,537	5,700	1,938,001
	2019	434,700	506,937	401,161	4,200	1,346,998
	2018	423,064	508,140	425,058	5,971	1,362,233
Donald F. McAleenan
Senior Vice President and General Counsel	2020	473,885	957,484	674,466	5,700	2,111,535
	2019	470,000	709,727	497,836	4,200	1,681,763
	2018	470,000	711,386	459,575	4,125	1,645,086

1.

Reflects the aggregate grant date fair value of restricted stock unit awards, which for 2020 included both time-based vesting and performance-based vesting RSUs. The fair value of these awards was determined in accordance with the Compensation – Stock Compensation topic of the Financial Accounting Standards Board Accounting Standards Codification. The grant date fair value of time-based vesting RSUs was equal to the closing price of our Common Stock on the grant date. The grant date fair value of the performance-based vesting RSUs, utilizing an annual return on invested capital (“ROIC”) measurement for each of 2020-2022 individually and a cumulative ROIC measurement for performance over that three-year period, and subject to a total shareholder return modifier, was determined using the Monte Carlo simulation model, which is based on a number of factors. If achievement of the highest level of performance conditions is assumed, the grant date fair value of the awards to Messrs. Crow, Jackson, Rush, Robins, and McAleenan would increase by $1,837,246, $765,519, $459,288, $459,288, and $443,990, respectively. The weighted average assumptions used in determining the grant date fair value of these awards are set forth in Note 2, “Summary of Significant Accounting Policies,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2020.

2.

Reflects cash incentive awards earned under the 2020 Corporate Annual Incentive Plan. For information regarding our 2020 Corporate Annual Incentive Plan, see the discussion in the “Compensation Discussion and Analysis” section above.

3.

Amounts for 2020 consist of employer contributions to 401(k) plans. Each of the NEOs received a 40% match for his contribution up to 5% of his annual compensation in 2020, subject to a maximum match pursuant to Internal Revenue Service regulations.

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Executive Compensation and Other Information

2020 Grants of Plan-Based Awards

The following table below sets forth the individual grants of plan-based awards made to each of our NEOs during 2020.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Award(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
M. Chad Crow
			47,500	950,000	1,710,000
	4/10/20	4/10/20							66,050(4)	$1,499,996
	4/10/20	4/10/20				7,430	66,050	145,310		$1,531,039
Peter M. Jackson
			27,500	550,000	990,000
	3/1/20	2/28/20							27,521(4)	$625,002
	3/1/20	2/28/20							9,907(5)	$224,988
	3/1/20	2/28/20				3,096	27,521	60,546		$637,937
David E. Rush
			25,000	500,000	900,000
	3/1/20	2/28/20							16,513(4)	$375,010
	3/1/20	2/28/20				1,857	16,512	36,326		$382,748
Scott L. Robins
			25,000	500,000	900,000
	3/1/20	2/28/20							16,513(4)	$375,010
	3/1/20	2/28/20				1,857	16,512	36,326		$382,748
Donald F. McAleenan
			24,250	485,000	873,000
	3/1/20	2/28/20							15,962(4)	$362,497
	3/1/20	2/28/20							9,907(5)	$224,988
	3/1/20	2/28/20				1,795	15,962	35,116		$369,999

1.

Represents threshold, target, and maximum payout levels for 2020 performance under the 2020 Corporate Annual Incentive Plan, which was established under the 2014 Incentive Plan. The threshold amount for each of Messrs. Crow, Jackson, Rush, Robins, and McAleenan represents the minimum amount that could be paid under any of the four specific short-term operational objectives comprising the operational objectives component metric of the 2020 Corporate Annual Incentive Plan. For more information regarding the 2020 Corporate Annual Incentive Plan, see the discussion in the “Compensation Discussion and Analysis” section above.

2.

Reflects awards of performance-based vesting RSUs under the 2014 Incentive Plan. Each award vests on the third anniversary of the grant date based on four separate performance measures: an annual return on invested capital (“ROIC”) measurement for each of 2020-2022 and a cumulative ROIC measurement for performance over that three-year period. For each of the annual tranches, (i) minimum payout requires achieving the actual ROIC performance for the prior year, (ii) full payout requires achieving the actual ROIC performance for the prior year plus a 7.5% improvement, and (iii) maximum payout requires achieving a 17.5% improvement over the actual ROIC performance for the prior year. When used as a target to calculate 2021 ROIC, actual ROIC for 2020 will be calculated on a combined pro forma basis for the Corporation and BMC. For the three-year average tranche, (i) minimum payout requires achieving the average of the 2020-2022 ROIC minimum targets plus a 7.5% improvement, (ii) the full payout target is a 7.5% increase over that minimum target, and (iii) the maximum target is a 17.5% increase above the minimum payout threshold. Additionally, the awards are subject to a total shareholder return (“TSR”) modifier. If the Corporation’s TSR is in the bottom two of a selected peer group, the payout based on the ROIC percentage will be reduced by 10%. If the Corporation’s TSR is in the top two of the selected peer group, the payout based on the ROIC percentage will be increased by 10%.

3.

Reflects the aggregate grant date fair value of restricted stock unit awards granted in 2020. The fair value of these awards was determined in accordance with the Compensation — Stock Compensation topic of the Financial Accounting Standards Board Accounting Standards Codification. For time-based vesting RSUs, the grant date fair value of such RSUs is equal to the closing price of our Common Stock on the grant date. The grant date fair value of performance-based vesting RSUs was determined using the Monte Carlo simulation model, which is based on a number of factors. The weighted average assumptions used in determining the grant date fair value of these awards are set forth in Note 2, “Summary of Significant Accounting Policies,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2020.

4.	Reflects awards of time-based vesting RSUs under the 2014 Incentive Plan. Each award vests in three equal annual installments on March 1, 2021, 2022, and 2023.
5.

Reflects awards of retention incentive time-based vesting RSUs under the 2014 Incentive Plan. Each award vests in full on March 1, 2022. For more information regarding these awards, see the discussion in the “Compensation Discussion and Analysis” section above.

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Executive Compensation and Other Information

Employment Agreements

We have employment agreements with each of our continuing named executive officers that include the terms described below. Additional information regarding the severance benefits provided under the employment agreements may be found under “Potential Payments Upon Termination or Change in Control.”

Name	Date of Employment Agreement and Amendments	Base Salary on January 1, 2020	Changes to Salary in 2020
M. Chad Crow	February 23, 2010 (as amended May 19, 2017 and December 29, 2017)	$950,000	None
Peter M. Jackson	November 14, 2016 (as amended May 19, 2017)	$525,000	Increased to $550,000 effective June 27, 2020
David E. Rush	November 29, 2018 (as amended January 1, 2021)	$450,000	Increased to $500,000 effective June 27, 2020
Scott L. Robins	February 20, 2018	$434,700	Increased to $500,000 effective June 27, 2020
Donald F. McAleenan	January 15, 2004 (as amended October 29, 2008 and May 19, 2017)	$470,000	Increased to $485,000 effective June 27, 2020

Except for Mr. Rush’s agreement, each of these agreements has a one-year term, with automatic one-year renewals commencing on the first anniversary of the effective date of the employment agreement, unless either party provides at least 90 days’ notice of non-renewal. Mr. Rush’s agreement has a two-year term, with automatic month-to-month renewals commencing on the second anniversary of the effective date of the employment agreement, unless either party provides at least 30 days’ notice of non-renewal.

The employment agreements provide for the payment of an annual cash incentive bonus with a minimum target of 100% of base salary for each of Messrs. Crow, Robins, and McAleenan. For Mr. Jackson, his employment agreement provides for a bonus with a minimum target of 75% of his base salary, but the Board subsequently raised his actual bonus to 100% of his base salary to match the other NEOs. The employment agreements for Messrs. Crow, Jackson, Robins, and McAleenan also provide that the executives are entitled to fully participate in all (i) health and dental benefits and insurance programs, (ii) life and short- and long-term disability benefits and insurance programs, and (iii) defined contribution and equity compensation programs, all as available to senior executive officers of the Corporation generally. Mr. Jackson’s agreement also provides that he will receive equity compensation during each fiscal year that has a minimum grant date fair market value of at least $425,000.

In connection with his Mr. Rush’s appointment as Executive Vice President – Integration on January 1, 2021 upon consummation of the Merger, his employment agreement provides that Mr. Rush is eligible to receive a target cash bonus of $1,500,000 based on the achievement of certain run rate synergies of the Merger as set forth in his employment agreement, up to a maximum cash bonus of $1,800,000. Pursuant to his employment agreement, Mr. Rush was also granted a restricted stock unit award on January 1, 2021 with a grant date fair value of approximately $3,000,000 (the “Rush RSUs”). One-half of the Rush RSUs vest in two equal installments on January 1, 2022 and 2023, and one-half of the RSUs vest on January 1, 2023 based on the achievement of certain run rate synergies of the Merger as set forth in his employment agreement. The RSUs subject to the achievement of run rate synergies may pay out between 0% and 120% of the target level. Mr. Rush is not eligible to receive any other cash bonus or equity grants during the term of the employment agreement, but is eligible to fully participate in all health and dental benefits and insurance programs, and life and short- and long-term disability benefits and insurance programs.

As discussed in the “Compensation Discussion and Analysis” section above, Mr. Crow entered into a consulting agreement with the Company on April 1, 2021 pursuant to which he will provide executive-level advisory consulting services to the Company for two years after the date of his retirement. Under the consulting agreement, Mr. Crow’s outstanding restricted stock unit awards will continue to remain outstanding and vest in accordance with the terms of the original award agreements, subject to Mr. Crow’s continued service to the Company under the consulting agreement.

Also as discussed in the “Compensation Discussion and Analysis” section above, Mr. McAleenan’s resignation as Senior Vice President and General Counsel on December 31, 2020 and termination of employment effective April 1, 2021 entitled Mr. McAleenan to severance benefits pursuant to his employment agreement with the Company and a discretionary bonus in the amount of $6,500,000, less the aggregate amount of severance benefits payable to him under the employment agreement, as approved by the Compensation Committee.

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Executive Compensation and Other Information

2020 Outstanding Equity Awards at Year-End

The following table provides information concerning equity awards that are outstanding as of December 31, 2020 for each of our NEOs.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
M. Chad Crow
							55,493(2)	2,264,669
					23,596(3)	962,953
							70,788(4)	2,888,858
					71,276(5)	2,908,774
							106,913(6)	4,363,120
					66,050(7)	2,695,501
							66,050(8)	2,695,501
Peter M. Jackson
					6,293(3)	256,817
							18,876(4)	770,330
					23,759(5)	969,605
							35,637(6)	1,454,346
					27,521(7)	1,123,132
							27,521(8)	1,123,132
					9,907(9)	404,305
David E. Rush
					2,163(3)	88,272
							6,488(4)	264,775
					11,880(5)	484,823
							17,818(6)	727,153
					16,513(7)	673,896
							16,512(8)	673,855
Scott L. Robins
					3,934(3)	160,547
							11,798(4)	481,476
					11,880(5)	484,823
							17,818(6)	727,153
					16,513(7)	673,896
							16,512(8)	673,855
Donald F. McAleenan
					5,506(3)	224,700
							16,516(4)	674,018
					16,632(5)	678,752
							24,946(6)	1,018,046
					15,962(7)	651,409
							15,962(8)	651,409
					9,907(9)	404,305

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Executive Compensation and Other Information

1.	Reflects the value as calculated using the closing market price of our Common Stock as of December 31, 2020 ($40.81).
2.

Restricted stock units awarded to the executive on October 31, 2017 under the 2014 Incentive Plan. One half of the award vests on March 1, 2022 if the Corporation’s earnings before adjustments for interest, taxes, depreciation, and amortization for the year ended December 31, 2021 (“2021 Adjusted EBITDA”) equals or exceeds $650 million. The other half of the award vests on March 1, 2022 if the Corporation’s ratio of net debt to 2021 Adjusted EBITDA on December 31, 2021 is equal to or less than 3.0:1. Each restricted stock unit converts into one share of common stock upon vesting.

3.

Restricted stock units awarded to the executive on March 1, 2018 under the 2014 Incentive Plan. The restricted stock units vest in three equal annual installments on each of March 1, 2019, 2020, and 2021. Each restricted stock unit converts into one share of common stock upon vesting.

4.

Restricted stock units awarded to the executive on March 1, 2018 under the 2014 Incentive Plan. One half of each award (the “TSR Vesting Units”) vests on March 1, 2021 based on the Corporation’s total shareholder return between December 31, 2017 and December 31, 2020 (“Corporation TSR”) compared to the median total shareholder return of its comparative peer group over that same period (“Peer Median TSR”). Payouts begin at 75% of the TSR Vesting Units when the Corporation’s common stock performs 75% as well as the Peer Median TSR and increase as Corporation TSR improves compared to Peer Median TSR. The maximum payout for the TSR Vesting Units would be 150% of target, which would be achieved if Corporation TSR is 50% better than Peer Median TSR. However, the payout of the TSR Vesting Units is capped at 100% if Corporation TSR is negative, regardless of how much it out performs Peer Median TSR. The other half of each award vests on March 1, 2021 if the growth rate in the Corporation’s sales in 2020 compared to its 2017 sales exceeds a composite measure of industry growth based on the increase in single family starts (70% weighting), multi-family starts (6% weighting), and repair and remodeling sales (24% weighting) in the United States in 2020 compared to 2017. The amounts reflected assume target payouts.

5.

Restricted stock units awarded to the executive on March 1, 2019 under the 2014 Incentive Plan. The restricted stock units vest in three equal annual installments on each of March 1, 2020, 2021, and 2022. Each restricted stock unit converts into one share of common stock upon vesting.

6.

Restricted stock units awarded to the executive on March 1, 2019 under the 2014 Incentive Plan. The award vests on March 1, 2022 based on four separate performance measures: an annual return on invested capital (“ROIC”) measurement for each of 2019-2021 and a cumulative ROIC measurement for performance over that three-year period. For each of the annual tranches, (i) minimum payout requires achieving the actual ROIC performance for the prior year, (ii) full payout requires achieving the actual ROIC performance for the prior year plus a 7.5% improvement, and (iii) maximum payout requires achieving a 17.5% improvement over the actual ROIC performance for the prior year. When used as a target to calculate 2021 ROIC, actual ROIC for 2020 will be calculated on a combined pro forma basis for the Corporation and BMC. For the three-year average tranche, (i) minimum payout requires achieving the average of the 2019-2021 ROIC minimum targets plus a 7.5% improvement, (ii) the full payout target is a 7.5% increase over that minimum target, and (iii) the maximum target is a 17.5% increase above the minimum payout threshold. Payout percentages between targets are linear. Additionally, the awards are subject to a total shareholder return (“TSR”) modifier. If the Corporation’s TSR is in the bottom two of a selected peer group, the payout based on the ROIC percentage will be reduced by 10%. If the Corporation’s TSR is in the top two of the selected peer group, the payout based on the ROIC percentage will be increased by 10%. The amounts reflected assume target payouts.

7.

Restricted stock units awarded to Mr. Crow on April 10, 2020 and to the other executives on March 1, 2020 under the 2014 Incentive Plan. The restricted stock units vest in three equal annual installments on each of March 1, 2021, 2022, and 2023. Each restricted stock unit converts into one share of common stock upon vesting.

8.

Restricted stock units awarded to Mr. Crow on April 10, 2020 and to the other executives on March 1, 2020 under the 2014 Incentive Plan. The award vests on March 1, 2023 based on four separate performance measures: an annual return on invested capital (“ROIC”) measurement for each of 2020-2022 and a cumulative ROIC measurement for performance over that three-year period. For each of the annual tranches, (i) minimum payout requires achieving the actual ROIC performance for the prior year, (ii) full payout requires achieving the actual ROIC performance for the prior year plus a 7.5% improvement, and (iii) maximum payout requires achieving a 17.5% improvement over the actual ROIC performance for the prior year. When used as a target to calculate 2021 ROIC, actual ROIC for 2020 will be calculated on a combined pro forma basis for the Corporation and BMC. For the three-year average tranche, (i) minimum payout requires achieving the average of the 2020-2022 ROIC minimum targets plus a 7.5% improvement, (ii) the full payout target is a 7.5% increase over that minimum target, and (iii) the maximum target is a 17.5% increase above the minimum payout threshold. Payout percentages between targets are linear. Additionally, the awards are subject to a total shareholder return (“TSR”) modifier. If the Corporation’s TSR is in the bottom two of a selected peer group, the payout based on the ROIC percentage will be reduced by 10%. If the Corporation’s TSR is in the top two of the selected peer group, the payout based on the ROIC percentage will be increased by 10%. The amounts reflected assume target payouts.

9.

Restricted stock units awarded to the executive on March 1, 2020 under the 2014 Incentive Plan. The restricted stock units vest in full on March 1, 2022. Each restricted stock unit converts into one share of common stock upon vesting.

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Executive Compensation and Other Information

2020 Option Exercises and Stock Vested

The following table provides information regarding the vesting of restricted stock awards and the exercise of stock options held by our NEOs in 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
M. Chad Crow	—	—	117,556	2,669,697
Peter M. Jackson	—	—	37,658	855,213
David E. Rush	19,108	354,965	19,061	432,875
Scott L. Robins	—	—	18,537	420,975
Donald F. McAleenan	—	—	40,414	917,802

1.

Reflects the value as calculated by the difference between the market price of our Common Stock at the time of the exercise and the exercise price of the stock options, multiplied by the number of options exercised.

2.	Reflects the value as calculated by multiplying the number of shares of stock by the closing market price of our Common Stock on the date of vesting.

Potential Payments Upon Termination or Change in Control

As described above in “Employment Agreements,” we entered into employment agreements with our NEOs, which, among other things, provide benefits to them in the event of a termination of employment under certain circumstances. These agreements, as in effect for 2020, are described below.

Termination by the Corporation Without Cause; Certain Terminations by the Executive; Non-Renewal of Employment Agreement; Mutual Consent to Termination.  Under each of these employment agreements, in the event that (i) the executive’s employment is terminated by us without “cause” (as defined in the employment agreement), (ii) the executive terminates his employment because of a material adverse diminution in job title or responsibilities or a relocation of his principal place of employment more than 100 miles from its current location without his consent, (iii) we notify the executive of our intent not to renew the employment agreement and the executive delivers a “notice of resignation” (as defined in the employment agreement) within 90 days of receipt of the notice of non-renewal, or (iv) the executive’s employment is terminated by mutual consent and the parties enter into an agreement whereby the executive agrees to be bound by the post-termination restrictive covenants in the agreement (described below), the executive will be entitled to continuation of his base salary and health benefits for one year after the date of termination plus payment of an amount equal to his “average bonus compensation” (defined in the employment agreements as an amount equal to the average of the annual bonus amounts earned by the executive under the Corporation’s annual incentive plan during the two most recent fiscal years ended prior to the executive’s date of termination).

Termination by Reason of Executive’s Death or Disability.  The employment agreements also provide that, upon the executive’s termination of employment by reason of his death or disability, the executive (or his beneficiaries) will be entitled to continuation of his base salary and health benefits for one year after the date of termination. In the event of executive’s disability, this amount will be reduced by the proceeds of any short- and/or long-term disability payments the executive receives under the Corporation’s plans.

Restrictive Covenants.  During the executive’s employment with us and for one year thereafter, the executive may not disclose confidential information and may not directly or indirectly compete with the Corporation. In addition, the executive may not solicit or hire any employees of the Corporation or any of its subsidiaries during his employment with us and for two years thereafter.

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Executive Compensation and Other Information

Summary of Termination Payments and Benefits

The following table summarizes the value of the termination payments and benefits that our NEOs would receive if they had terminated employment on December 31, 2020 under the circumstances shown. The amounts shown in the table exclude distributions under our 401(k) retirement plan and any additional benefits that are generally available to all of our salaried employees.

	Mr. Crow	Mr. Jackson	Mr. Rush	Mr. Robins	Mr. McAleenan(7)

Reason for Termination: By Corporation Without Cause; Certain Terminations by the Executive; Non-Renewal of Employment Agreement; Mutual Consent to Termination(1)

Cash Severance(2)	$2,123,809	$1,207,725	$1,055,418	$1,055,849	$1,071,151

Health and Welfare Continuation(3)	13,377	14,015	14,198	14,268	12,036

Total Estimated Value of Payments and Benefits(4)	$2,137,186	$1,221,740	$1,069,616	$1,070,117	$1,083,187

Death or Disability(5)

Cash Severance(6)	$950,000	$550,000	$500,000	$500,000	$485,000

Health and Welfare Continuation(3)	13,377	14,015	14,198	14,268	12,036

Total Estimated Value of Payments and Benefits(4)	$963,377	$564,015	$514,198	$514,268	$497,036

1.

In the case of a termination by mutual consent of a named executive officer, the officer must agree to be bound by certain post-termination restrictive covenants in order to be eligible to receive Cash Severance and Health and Welfare Continuation benefits.

2.

This amount includes the dollar value of continuation of the executive’s then-current base salary for a period of one year and a lump sum payment equal to his “average bonus compensation” (defined in the employment agreements as an amount equal to the average of the annual bonus amounts earned by the executive under the Corporation’s annual incentive plan during the two most recent fiscal years ended prior to the executive’s date of termination).

3.	The dollar value represents the cost of providing continued health and welfare benefits to the executive for one year after his date of termination of employment.
4.

Payments of cash severance under these agreements will be made in accordance with the Corporation’s regular payroll practices. However, to the extent any amount or benefit would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended, (i) the payment of such amount or benefit shall only be in connection with an event that constitutes a Section 409A-compliant “separation from service” and (ii) if the amount or benefit would otherwise be payable or distributable during a period in which the executive is a “specified employee” (as defined in Code Section 409A and the final regulations thereunder), then the executive’s right to receive such payment or distribution will be delayed until the earlier of the executive’s death or the first day of the seventh month following the executive’s separation of service.

5.	Does not include the dollar value of potential short-term and/or long-term disability payments.
6.

This amount includes the dollar value of continuation of the executive’s then-current base salary for a period of one year. In the case of disability, this amount shall be reduced by the proceeds of any short- and/or long-term disability payments.

7.

Mr. McAleenan resigned as Senior Vice President and General Counsel, effective prior to the Merger Effective Date, but remained employed as a special advisor to the Corporation until April 1, 2021. See “Post-Termination Compensation” in the Compensation Discussion and Analysis above for a description of severance payments and benefits provided to Mr. McAleenan in connection with his termination. In addition, outstanding restricted stock units held by Mr. McAleenan became vested as a result of his termination of employment following the Merger.

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Executive Compensation and Other Information

Chief Executive Officer Pay Ratio Disclosure

The CEO pay ratio figures below are a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

To determine our median employee pay, we chose total cash compensation paid through our payroll system in 2020 as our consistently applied compensation measure. That amount does not include any 401(k) match. We then annualized base salary for those employees who commenced work during 2020 and any employees who were on an unpaid leave of absence for a portion of 2020. As of December 31, 2020, we had 15,161 employees. Using this methodology, we identified the median employee as of December 31, 2020.

That person’s total annual compensation in 2020 was $59,912. The total annual compensation of Chad Crow, who was our CEO in 2020, was $5,323,196. Those annual compensation amounts include the value of company-paid cost of health and life insurance for both the median employee and Mr. Crow. The value of company-paid health and life insurance is not included in the Summary Compensation Table above because that benefit is available to all full-time employees and does not discriminate against lower-paid employees. In addition to company-paid cost of health and life insurance, Mr. Crow’s total annual compensation includes his base salary, long-term equity incentives awards, non-equity incentive plan bonus, and company-paid contributions to his 401(k) plan.

Accordingly, the ratio of CEO pay to median employee pay in 2020 was 89:1.

Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

48    Builders FirstSource, Inc.  |  2021 Proxy Statement

Proposal 2 — Advisory Vote on Executive Compensation

PROPOSAL 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act, this proposal provides stockholders with an opportunity to cast a non-binding, advisory vote on the 2020 compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the disclosure rules of the Securities and Exchange Commission. This proposal, commonly known as a “say on pay” proposal, gives stockholders the opportunity to approve, reject, or abstain from voting with respect to our fiscal 2020 executive compensation program.

At the 2020 annual meeting of stockholders, over 96% of the shares represented at the meeting in person or by proxy and entitled to vote were voted in support of the Corporation’s compensation program. At the 2017 annual meeting of stockholders, the Corporation’s stockholders selected, on a non-binding, advisory basis, an annual vote for the frequency at which the Corporation should include a say on pay vote in its proxy statement for stockholder consideration. In light of this result and other factors considered by the Board, the Board determined that the Corporation will hold say on pay votes every year until the next required non-binding, advisory vote on the frequency of such votes, which is required to be held no later than the Corporation’s 2023 annual meeting of stockholders.

As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, our 2020 executive compensation program has been designed to provide a total compensation package that allows us to attract, retain, and motivate executives who have the talent to capably manage our business.

Our compensation program is intended to:

•	Provide total compensation opportunities at levels that are competitive for comparable positions at companies with whom we compete for talent,
•	Provide incentives to our executive officers to achieve key financial objectives set by the Board,
•	Provide an appropriate mix of fixed and variable pay components to establish a “pay-for-performance” oriented compensation program,
•	Align the financial interests of executives with stockholder interests by providing significant compensation opportunities in the form of equity awards, and
•	Emphasize direct pay components such as cash and equity and avoid indirect compensation such as benefits and perquisites that are not available to employees generally.

This proposal allows our stockholders to express their opinions regarding the decisions of the Board and the Compensation Committee on the annual compensation for the NEOs in 2020. This advisory vote will serve as an additional tool to guide the Board and the Compensation Committee in evaluating the alignment of the Corporation’s executive compensation program with the interests of the Corporation and its stockholders. Approval of this proposal requires the affirmative vote of the holders of a majority of the shares represented and entitled to vote on this proposal at the annual meeting.

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any NEO and will not be binding on or overrule any decisions by the Board. The Compensation Committee and the Board will consider the outcome of the vote when setting future compensation arrangements for our NEOs.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2020 EXECUTIVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

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Compensation Committee Interlocks and Insider Participation

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2020, Messrs. Christophe, Agroskin, and Milgrim served on the Compensation Committee. No member of the Compensation Committee was an officer or employee of Builders FirstSource or any of its subsidiaries during the last fiscal year or at any other time. None of the members of the Compensation Committee had any relationship with the Corporation during the last fiscal year that would require disclosure under Item 404 of Regulation S-K. No executive officer of the Corporation served as a member of the board of directors or compensation committee of another entity, one of whose executive officers served on the Compensation Committee or the Board of Builders FirstSource.

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Certain Relationships and Related Party Transactions

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Corporation’s Code of Business Conduct and Ethics and its Supplemental Code of Ethics, both of which are in writing, provide guidelines for identifying, reviewing, approving, and ratifying related party transactions. Related party transactions include those transactions that create an actual, apparent, or potential conflict of interest. Related party transactions involving the Corporation’s Chief Executive Officer, President, Chief Financial Officer, or Controller (or persons forming similar functions, including our Chief Accounting Officer) must be submitted to the General Counsel for review. If the General Counsel determines that an actual or apparent conflict of interest exists, the transaction must be submitted to the Audit Committee for approval. The directors and executive officers, as well as all other employees of the Corporation, must obtain a waiver for any activity that violates the Corporation’s Code of Business Conduct and Ethics. The Corporation’s Compliance Committee, which is made up of representatives from our Finance, Legal, Human Resources, and Internal Audit Departments, is responsible for the administration of the Code of Business Conduct and Ethics. However, only the Audit Committee may waive any violation of this code by directors or executive officers.

Additionally, the Corporation has adopted a Related Party Transaction Policy that sets forth the process by which the Audit Committee will review certain related party transactions between the Corporation and its executive officers, directors, and greater than five percent beneficial owners, and their immediate family members, and the Corporation.

The Corporation’s By-laws provide that no contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other entity in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof that authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose, if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders, or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board, a committee thereof, or the stockholders.

Certain members of the Corporation’s Board of Directors serve on the board of directors for one of our suppliers, PGT Innovations, Inc. The Corporation purchases building materials from PGT Innovations, Inc. in the ordinary course of business and on terms no less favorable to us than we could obtain from unaffiliated third parties. We anticipate that such purchases will continue in the foreseeable future. In addition, as of January 1, 2021, a new member of the Board is an executive officer of one of our customers, Ashton Woods USA, L.L.C. Activity associated with these related party transactions was not significant in 2020 nor to date in 2021.

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Securities Owned by Directors, Executive Officers, and Certain Beneficial Owners

SECURITIES OWNED BY DIRECTORS, EXECUTIVE OFFICERS, AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership, as of April 15, 2021, of our Common Stock by (i) each person known to us (based upon their Schedule 13D and 13G filings with the SEC for the Corporation and for BMC, as applicable) to hold greater than 5% of the total number of outstanding shares and (ii) each current director or named executive officer and all the current directors (including director nominees) and executive officers as a group. The number of shares beneficially owned by each person or group as of April 15, 2021 includes shares of Common Stock that such person or group had the right to acquire on or within 60 days after April 15, 2021, including upon the exercise of options and conversion of restricted stock units. All such information is estimated and subject to change. Each outstanding share of Common Stock entitles its holder to one vote on all matters submitted to a vote of our stockholders.

Ownership of our Common Stock is shown in terms of “beneficial ownership.” Amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which he or she has a right to acquire beneficial ownership within 60 days. More than one person may be considered to beneficially own the same shares. In the table below, unless otherwise noted, a person has sole voting and dispositive power for those shares shown as beneficially owned by such person.

Name and Address of Beneficial Owner(1)	Shares of Common Stock Beneficially Owned(2)	Percentage Ownership of Shares Beneficially Owned(3)
BlackRock, Inc.(4)	24,593,183	11.9%
The Vanguard Group, Inc.(5)	20,237,757	9.8%
Paul S. Levy(6)(7)	1,153,905	*
Daniel Agroskin(6)(7)	31,110	*
Mark A. Alexander(8)	28,318	*
Cory J. Boydston(8)	24,626	*
David W. Bullock(8)	95,882	*
Cleveland A. Christophe(7)	34,262	*
David E. Flitman	309,324	*
W. Bradley Hayes(7)	13,258	*
Brett N. Milgrim(7)	64,764	*
James O’Leary(8)	71,304	*
Floyd F. Sherman(7)	112,129	*
Craig A. Steinke(7)	111,582	*
M. Chad Crow	259,012	*
Peter M. Jackson	30,844	*
David E. Rush	31,299	*
Scott L. Robins	44,698	*
Donald F. McAleenan	210,420	*
Directors, Director Nominees, and Executive Officers as a group (21 persons)	2,718,686	1.3%

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Securities Owned by Directors, Executive Officers, and Certain Beneficial Owners

*	Percentage does not exceed one percent of the total outstanding class.
1.	Unless otherwise indicated, the business address of each person named in the table is Builders FirstSource, Inc., 2001 Bryan Street, Suite 1600, Dallas, Texas 75201.
2.

The number of shares beneficially owned by each person or group as of April 15, 2021 includes shares of Common Stock that such person or group had the right to acquire on or within 60 days after April 15, 2021, including upon the exercise of stock options and conversion of restricted stock units.

3.

For each person and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of 206,969,105 shares of Common Stock outstanding on April 15, 2021 and the number of shares of Common Stock that such person or group had the right to acquire on or within 60 days of April 15, 2021, including upon the exercise of options and conversion of restricted stock units.

4.

BlackRock, Inc., a Delaware corporation, reported sole voting power over 24,104,774 shares of Common Stock and sole dispositive power over 24,593,183 shares of Common Stock. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Common Stock. No one person’s interest in the Common Stock is more than five percent of the total outstanding Common Stock. BlackRock Life Limited, BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Japan Co., Ltd., BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Investment Management (Australia) Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (UK) Limited, BlackRock Investment Management, LLC, and BlackRock Fund Managers Ltd are subsidiaries of BlackRock, Inc. that acquired the Common Stock, none of which reported individually owning more than five percent of the outstanding Common Stock. The information in the foregoing table and in this footnote is based on (i) the ownership information reported on the Schedule 13G filed by BlackRock, Inc., as last amended by Amendment No. 5 on January 25, 2021, with respect to the Company, and (ii) the ownership information reported on the Schedule 13G filed by BlackRock, Inc., as last amended by Amendment No. 3 on January 29, 2021, with respect to BMC, multiplied by the 1.3125 exchange ratio set forth in the Agreement and Plan of Merger, dated as of August 26, 2020 (as amended, restated, supplemented, or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, Boston Merger Sub I Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company, and BMC. The business address for Blackrock, Inc. is 55 East 52nd Street, New York, New York 10055.

5.

The Vanguard Group, Inc., a Pennsylvania corporation, reported shared voting power over 342,987 shares of Common Stock, sole dispositive power over 19,728,840 shares of Common Stock, and shared dispositive power over 508,917 shares of Common Stock. No one person’s interest in the Common Stock is more than five percent of the total outstanding Common Stock. Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd, Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited, and Vanguard Investments UK, Limited are subsidiaries of The Vanguard Group, Inc. that acquired the Common Stock, none of which reported individually owning more than five percent of the outstanding Common Stock. The information in the foregoing table and in this footnote is based on (i) the ownership information reported on the Schedule 13G filed by The Vanguard Group, as last amended by Amendment No. 4 on February 10, 2021, with respect to the Company, and (ii) the ownership information reported on the Schedule 13G filed by The Vanguard Group, as last amended by Amendment No. 1 on February 10, 2021, with respect to BMC, multiplied by the 1.3125 exchange ratio set forth in the Merger Agreement. The business address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

6.	The business address for Messrs. Levy and Agroskin is 245 Park Avenue, Suite 1601, New York, New York 10167.
7.

Includes 5,840 shares of Common Stock issuable upon conversion of restricted stock units that vest on the earlier of the first anniversary of the grant date or upon the director’s cessation of service due to death, disability, or retirement.

8.

Includes 1,660 shares of Common Stock issuable upon conversion of restricted stock units that vest on the earlier of the first anniversary of the grant date or upon the director’s cessation of service due to death, disability, or retirement.

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Equity Compensation Plan Information

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding securities authorized for issuance under the Corporation’s equity compensation plans as of December 31, 2020.

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	3,316,821(1)	$ 7.68(2)	2,695,587(3)
Equity compensation plans not approved by security holders	28,350(4)	$ 3.15	—
Total	3,345,171	$ 8.44(2)	2,695,587

1.

Includes (i) 170,576 shares to be issued upon exercise of options granted under the Builders FirstSource, Inc. 2005 Equity Incentive Plan, the Builders FirstSource, Inc. 2007 Incentive Plan, and the Builders FirstSource, Inc. 2014 Incentive Plan and (ii) 3,146,245 shares to be issued upon the full vesting of restricted stock units granted under the 2014 Incentive Plan. The 2005 Equity Incentive Plan was approved by the Corporation’s stockholders in June 2005. The Corporation’s stockholders approved the 2007 Incentive Plan in May 2007 and reapproved the plan in January 2010. The 2014 Incentive Plan was approved by the Corporation’s stockholders in May 2014 and reapproved by the Corporation’s stockholders in May 2016. The 2005 Equity Incentive Plan expired in June 2015, and the 2007 Incentive Plan expired in May 2017, but such expirations will not adversely affect any awards issued under either plan prior to its expiration. It is assumed that the maximum number of shares will be issued on payout for RSUs that contain variable payout provisions. If it is assumed that shares will be issued at the target vesting amount for outstanding RSUs with variable payout provisions, an additional 797,611 shares would be included in the shares available for future issuance under the 2014 Incentive Plan.

2.	Restricted stock units are excluded from the calculation of weighted average exercise price.
3.

Includes 2,695,587 securities available for future awards pursuant to the 2014 Incentive Plan, which was approved by the Corporation’s stockholders in May 2014 and reapproved in May 2016. Under our 2014 Incentive Plan, the Corporation is authorized to grant awards in the form of incentive stock options, non-qualified stock options, restricted stock shares, restricted stock units, other common stock-based awards, and cash-based awards. The maximum number of shares of Common Stock initially reserved for awards (including future grants, currently outstanding awards, and previously exercised awards) under the 2014 Incentive Plan as of December 31, 2020 was 8,500,000, subject to adjustment as provided by the plan. All 8,500,000 shares under the 2014 Incentive Plan may be made subject to options, SARs, or stock-based awards.

4.

Includes securities to be issued upon exercise of options under the Builders FirstSource, Inc. 1998 Stock Incentive Plan, as amended. No grants were made under this plan after the Corporation’s initial public offering in June 2005. No further grants will be made under this plan.

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Proposal 3 — Ratification of Selection of Independent Registered Public Accounting Firm

PROPOSAL 3 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Based upon the recommendation of the Audit Committee, the Board of Directors selected PricewaterhouseCoopers LLP (“PwC”) to serve as the Corporation’s independent registered public accounting firm (the “auditors”) for the year ending December 31, 2021. As a matter of good corporate governance, the stockholders will be requested to ratify the Audit Committee’s selection at the annual meeting. Representatives of PwC will be present at the annual meeting, have the opportunity to make a statement if they desire to do so, and be available to answer appropriate questions.

If the stockholders do not ratify the appointment of PwC, the selection of auditors will be reconsidered by the Audit Committee. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm, subject to ratification by the Board, at any time during the year if it determines that such a change would be in the best interests of the Corporation and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Fees Paid to PricewaterhouseCoopers LLP

The following table shows the fees paid or accrued by the Corporation for the audit and other services provided by PwC for fiscal years 2020 and 2019.

	2020	2019
Audit fees(1)	$3,615,000	$3,045,000
Audit-related fees(2)	671,210	211,210
Tax fees(3)	308,101	183,805
All other fees(4)	15,000	140,000
Total PwC fees	$4,609,311	$3,580,015

1.

Audit fees of PwC for 2020 and 2019 consisted of the audit and quarterly reviews of the consolidated financial statements of the Corporation, the audit of the effectiveness of management’s internal control over financial reporting, the review of filings made with the SEC, preparation of comfort letters, and work on registration statements.

2.	Audit-related fees of PwC for 2020 include assistance with due diligence in connection with the Corporation’s acquisition of BMC and other potential acquisitions and transactions.
3.

Tax fees include assistance with the preparation of tax returns of certain of the Corporation’s subsidiaries and assistance with audits, as well as tax planning and advising management as to the tax implications of certain transactions undertaken by the Corporation.

4.	All other fees relate to certain other advisory services provided to the Corporation by PwC.

The Audit Committee determined that the provision of services related to audit services, audit-related services, tax compliance, advisory services, and other services is compatible with maintaining the independence of PwC. PwC did not render professional services relating to financial information systems design and implementation for the fiscal years ended December 31, 2019 or 2020.

The Audit Committee has the sole and direct authority to engage, appoint, and replace our auditors. In addition, the Audit Committee has established in its charter a policy that every engagement of PwC to perform audit or permissible non-audit services on behalf of the Corporation or any of its subsidiaries requires pre-approval from the Audit Committee or its designee before PwC is engaged to provide those services. Pursuant to the Audit Committee Charter, the Audit Committee reviews and, in its sole discretion, approves in advance the Corporation’s auditors’ annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Sarbanes-Oxley Act of 2002 and the SEC rules and regulations promulgated thereunder, all permitted non-audit engagements and relationships between the Corporation and such auditors (which approval should be made after receiving input from the Corporation’s management, if desired). Approval of

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Proposal 3 — Ratification of Selection of Independent Registered Public Accounting Firm

audit and permitted non-audit services will be made by the Audit Committee as set forth in the Audit and Non-Audit Services Pre-Approval Policy (the “Pre-Approval Policy”). Under the Pre-Approval Policy, the Audit Committee may delegate either specific or general pre-approval authority to one or more of its members. The Pre-Approval Policy delegates specific pre-approval authority to its chair for services subject to the policy, provided that the estimated fees for any such proposed pre-approved services do not exceed $500,000 in the aggregate and the services are not specifically prohibited by the Pre-Approval Policy. The Chair of the Audit Committee must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Under the Pre-Approval Policy, the Audit Committee must specifically pre-approve a service unless the type of service has received general pre-approval. The Audit Committee annually reviews and generally pre-approves the services that may be provided by the independent auditor during the following calendar year without obtaining specific pre-approval from the Audit Committee. The Corporation’s Chief Financial Officer, in consultation with the Chair of the Audit Committee, will determine whether services are eligible for general pre-approval. The Pre-Approval Policy sets out certain audit, audit-related, and tax services that have the general pre-approval of the Audit Committee for an amount not to exceed $500,000. The Audit Committee may specifically pre-approve any services in these categories that exceed the permitted general pre-approval amount.

As a result, the Audit Committee or its designee approved 100% of all services performed by PwC on behalf of the Corporation and its subsidiaries in 2020.

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Stockholder Proposals

STOCKHOLDER PROPOSALS

Pursuant to SEC Rule 14a-8, to be considered for inclusion in the Corporation’s Proxy Statement for the 2022 annual meeting, any stockholder proposal submitted must be received by the Corporate Secretary not later than December 29, 2021. In addition, subject to SEC Rule 14a-8, our By-laws provide that no business may be brought by a stockholder before an annual meeting of stockholders unless the stockholder (i) is a stockholder of record on the date of the notice of meeting (or any supplement thereto) provided by or at the direction of the Board of Directors (or any duly authorized committee thereof) and is entitled to notice of and to vote at such annual meeting as of such record date, (ii) has delivered to the Corporate Secretary within the time limits described in the By-laws a written notice containing the information specified in the By-laws, and (iii) such notice is in the proper form as set forth in Article II, Section 5 of the By-laws. Accordingly, in order for a stockholder’s proposal (other than one included in the Proxy Statement pursuant to SEC Rule 14a-8) to be considered timely and to be brought during the 2021 annual meeting pursuant to the Corporation’s By-laws, the required written notice must be received by the Corporate Secretary on or after February 15, 2022, but no later than March 17, 2022. A copy of the By-laws may be obtained on the Governance section of our website at www.bldr.com or by written request to the Corporate Secretary, Builders FirstSource, Inc., 2001 Bryan Street, Suite  1600, Dallas, Texas 75201.

REDUCE PRINTING AND MAILING COSTS

To reduce the expenses of delivering duplicate Notices and proxy materials, we may take advantage of the SEC’s “householding” rules that permit us to deliver only one Notice or set of proxy materials to stockholders who share an address, unless otherwise requested. If you share an address with another stockholder and received only one Notice or set of proxy materials, you may request a separate copy of these materials at no cost to you by calling our Legal Department at (214) 880-3500, by e-mail at inforequest@bldr.com, or by written request to the Corporate Secretary, Builders FirstSource, Inc., 2001 Bryan Street, Suite 1600, Dallas, Texas 75201. For future annual meetings, you may request a separate Notice or set of proxy materials, or request that we send only one Notice or set of proxy materials to you if you are receiving multiple copies, by calling or writing to us at the phone number and address given above.

Stockholders may help us to reduce printing and mailing costs further by opting to receive future proxy materials by e-mail. This Notice of Annual Meeting and Proxy Statement and our 2020 Annual Report on Form 10-K are available on our website at www.bldr.com. Instead of receiving future copies of our proxy materials by mail, most stockholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business and also will give you an electronic link to the proxy voting site.

Stockholders of Record. If you vote on the internet at www.proxypush/BLDR.com, simply follow the prompts for enrolling in the electronic proxy delivery service.

Beneficial Owners. If you hold your shares in a brokerage account, you may also have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or other holder of record regarding the availability of this service.

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Other Matters

OTHER MATTERS

The Board of Directors knows of no other matters to be acted upon at the meeting, but if any matters properly come before the meeting that are not specifically set forth in the Notice, on the proxy card, and in this Proxy Statement, it is intended that the persons voting the proxies will vote in accordance with their best judgments.

By Order of the Board of Directors,

Timothy D. Johnson

Corporate Secretary

April 29, 2021

Builders FirstSource, Inc. and the Builders FirstSource logo are trademarks or service marks of an affiliate of

Builders FirstSource, Inc. © 2021 Builders FirstSource, Inc. All rights reserved.

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P.O. BOX 8016, CARY, NC 27512-9903	YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET
Go To: www.proxypush.com/BLDR
• Cast your vote online
• Have your Proxy Card ready
• Follow the simple instructions to record your vote
PHONE Call 1-866-490-6854
• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions
MAIL
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid envelope provided

Builders FirstSource, Inc.
Annual Meeting of Stockholders
For Stockholders as of record on April 23, 2021

TIME:	Tuesday, June 15, 2021 09:00 AM, Central Time
PLACE:	Sheraton Dallas Hotel, 400 North Dallas Olive Street
Dallas Tx 75201

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Timothy D. Johnson and Peter M. Jackson, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Builders FirstSource, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Builders FirstSource, Inc.

Annual Meeting of Stockholders

Please make your marks like this: ☒ Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS
1.	Election of Directors
		FOR	WITHHOLD
	1.01 Cleveland A. Christophe	☐	☐		FOR

	1.02 David E. Flitman	☐	☐		FOR

	1.03 W. Bradley Hayes	☐	☐		FOR

	1.04 Brett N. Milgrim	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2.	Advisory vote on the compensation of the named executive officers.	☐	☐	☐	FOR

3.	Ratification of the appointment of PricewaterhouseCoopers LLC as our independent registered public accounting firm for the year 2021.	☐	☐	☐	FOR

☐	Check here if you would like to attend the meeting in person.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date